- --------------------------------------------------------------------------------


                                  $450,000,000


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                  dated as of

                                 March 29, 1996

                                     among

                      UNION TEXAS PETROLEUM HOLDINGS, INC.

                            The BANKS Listed Herein

                                      and

                           NATIONSBANK OF TEXAS, N.A.
                                    as Agent

                                      and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                   UNION BANK OF SWITZERLAND, HOUSTON AGENCY
                                  as Co-Agents


         THE INDEMNIFICATION PROVISIONS OF SECTIONS 7.06 AND 9.03(B) OF THIS AGREEMENT INCLUDE INDEMNIFICATION FROM THE CONSEQUENCES OF THE NEGLIGENCE OF THE PERSONS INDEMNIFIED THEREBY TO THE EXTENT SET FORTH THEREIN


- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                        ARTICLE I

                                                       DEFINITIONS
         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.  Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 1.03.  Types of Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 1.04.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 1.05.  Unimar. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 1.06.  Ratings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                        ARTICLE II

                                                       THE CREDITS
         SECTION 2.01.  Commitments to Lend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.02.  Notice of Committed Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.03.  Money Market Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.04.  Notice to Banks; Funding of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 2.05.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 2.06.  Maturity of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 2.07.  Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 2.08.  Facility Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 2.09.  Optional Termination or Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 2.10.  Mandatory Termination or Reduction
                                  of Commitments; Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 2.11.  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 2.12.  General Provisions as to Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 2.13.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 2.14.  Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 2.15.  Chapter 15  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 2.16.  Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 2.17.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 2.18.  Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 2.19.  Sterling Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                       ARTICLE III

                                                        CONDITIONS
         SECTION 3.01.  Initial Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 3.02.  All Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49



                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES
         SECTION 4.01.  Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 4.02.  Corporate and Governmental
                                  Authorization; Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 4.03.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 4.04.  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 4.05.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 4.06.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 4.07.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 4.08.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 4.09.  Ownership of Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 4.10.  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.11.  Taxes and Other Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.12.  Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.13.  Certain Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.14.  United Kingdom Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                        ARTICLE V

                                                        COVENANTS
         SECTION 5.01.  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 5.02.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 5.03.  Primary Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 5.04.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 5.05.  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 5.06.  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 5.07.  Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 5.08.  Consolidations and Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 5.09.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 5.10.  Addition of Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 5.11.  Restrictions on Dividends, Intercompany
                                  Loans, or Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 5.12.  Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 5.13.  Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 5.14.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 5.15.  Adjusted Equity and Interest Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 5.16.  Excluded Subordinated Debt and Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 5.17.  Certain Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 5.18.  Restrictions on Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 5.19.  Conversion to Unrestricted Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64


                                                        ARTICLE VI

                                                         DEFAULTS
         SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 6.02.  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                                       ARTICLE VII

                                                        THE AGENT
         SECTION 7.01.  Appointment and Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 7.02.  Agent and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 7.03.  Action by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 7.04.  Consultation with Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 7.05.  Liability of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 7.06.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 7.07.  Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 7.08.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 7.09.  Agent's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                       ARTICLE VIII

                                                 CHANGE IN CIRCUMSTANCES
         SECTION 8.01.  Basis for Determining Interest Rate
                                  Inadequate or Unfair  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 8.02.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 8.03.  Increased Cost and Reduced Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 8.04.  Base Rate Loans Substituted for
                                  Affected Fixed Rate Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 8.05.  Substitution of Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

                                                        ARTICLE IX

                                                      MISCELLANEOUS
         SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 9.02.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 9.03.  Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 9.04.  Sharing of Set-Offs, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 9.05.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 9.06.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 9.07.  Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 9.08.  Texas Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 9.09.  CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 9.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 9.11.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 9.12.  COMPLETE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81



         SECTION 9.13.  Liability of Co-Agents and Arranger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 9.14.  Judgment Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81





Schedule I    - Commitment Reduction Schedule
Schedule II   - Existing Subsidiaries
Schedule III  - Existing Liens
Schedule IV   - Existing Restrictions
Schedule V    - Joint Venture Debt Agreements
Schedule VI   - Outstanding Options
Schedule VII  - Notice Information for Sterling Loans
Schedule VIII - Facility Fees and Applicable Margin
Exhibit A  -  Note
Exhibit B  -  Money Market Quote Request
Exhibit C  -  Invitation for Money Market Quotes
Exhibit D  -  Money Market Quote
Exhibit E  -  Assignment and Assumption Agreement
Exhibit F  -  Opinion of General Counsel of the Company
Exhibit G  -  Opinion of Special Counsel for the Company
Exhibit H  -  Opinion of Special Counsel for the Agent

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                 Second Amended and Restated Credit Agreement dated as of March 29, 1996 among Union Texas Petroleum Holdings, Inc., the Banks party hereto, NationsBank of Texas, N.A., as Agent, and Bank of America National Trust and Savings Association and Union Bank of Switzerland, Houston Agency, as Co-Agents.

                 The parties hereto agree as follows:

                             PRELIMINARY STATEMENTS

         1. The Company, the Agent and the co-agents and lenders named therein previously entered into an Amended and Restated Credit Agreement dated as of May 13, 1994, as amended by the First Amendment Agreement dated as of November 21, 1994, the Second Amendment Agreement dated as of January 31, 1995, the Third Amendment Agreement dated as of April 24, 1995, the Fourth Amendment Agreement dated as of June 16, 1995, and the Fifth Amendment Agreement dated as of November 3, 1995 (as so amended, the "1994 Credit Agreement") pursuant to which the Banks committed to make Loans (as such term is defined in the 1994 Credit Agreement) to the Company on the terms and conditions set forth therein.

         2. The Company has requested the Banks, the Agent and the Co-Agents to further amend the 1994 Credit Agreement and, as so further amended, to restate it in its entirety and the Banks, the Agent and the Co-Agents have agreed to do so on the terms and conditions set forth herein.

         3. The parties hereto have agreed to restate the 1994 Credit Agreement in its entirety for clarity only, and this Second Amended and Restated Credit Agreement constitutes for all purposes an amendment to the 1994 Credit Agreement and not a new or substitute agreement and each reference to a Loan herein or in any other document shall include each Loan made heretofore under the 1994 Credit Agreement as well as each Loan made hereafter under this Second Amended and Restated Credit Agreement.


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                 "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

                 "Acceptable Engineer" means DeGolyer & MacNaughton or such other independent engineering firm that is mutually acceptable to the Agent and the Company.

                 "Adjusted Equity" means the consolidated stockholders equity of the Company and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles, adjusted to exclude (i) any cumulative foreign exchange translation adjustments, (ii) any non-cash write-up or writedown of any assets of the Company and its Consolidated Subsidiaries made after March 31, 1995 in accordance with generally accepted accounting principles, and (iii) the non-cash effect of the adoption of any change after March 31, 1995 required by generally accepted accounting principles.

                 "Adjustment Date" means (i) each day on which any principal payment (including any principal payment effected pursuant to Section 2.04(c)) of any Sterling Loan is required to be made (except pursuant to Section 2.10(e)) or is made, (ii) each day on which any Conversion involving any Sterling Loan occurs, (iii) the last Sterling Business Day of each month, (iv) each day on which a Sterling Loan or a Euro-Dollar Loan is made and (v) each day designated as an Adjustment Date by the Required Banks from time to time during the continuance of an Event of Default.

                 "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form requested by the Agent submitted to the Agent (with a copy to the Company) duly completed by such Bank.

                 "Affiliate" means (i) any Person holding 5% or more of any class of capital stock of the Company, and (ii) any Person (other than the Company, a Subsidiary or a Partnership) directly or indirectly controlling, controlled by or under common control with any Person described in clause (i). As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                 "Agent" means NationsBank in its capacity as agent for the Banks hereunder and any successor in such capacity.

                 "Agreement" means this Second Amended and Restated Credit Agreement dated as of March 29, 1996 among the Company, the Banks, the Agent and the Co-Agents, as amended from time to time in accordance with the terms hereof.

                 "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, (iii) in the case of its Money Market Loans, its Money Market Lending Office, and (iv) in the case of its Sterling Loans, its Sterling Lending Office.

                 "Applicable Margin" means, for any Interest Period for each Euro-Dollar Loan and for any Interest Period for each Sterling Loan, the rate per annum applicable to such Committed Loan during such Interest Period, as shown on Schedule VIII and based on the Rating Level in effect on the first day of such Interest Period for such Committed Loan.

                 "Arranger" means NationsBanc Capital Markets, Inc.

                 "Asset Sale" means any sale, lease, transfer or other disposition of any Restricted Asset by the Company or any Restricted Subsidiary, whether such sale, lease, transfer or other disposition is direct or indirect (such as by selling capital stock of the Subsidiary that owns such Restricted Asset, but excluding sales of capital stock of the Company), other than (i) farm-outs in the ordinary course of business of properties containing substantially no proved reserves at the time of the farm-out, (ii) sales in the ordinary course of business of Hydrocarbons after severance, (iii) sales, transfers, leases or other dispositions of inventory and obsolete or surplus equipment in the ordinary course of business, and (iv) sales, transfers, leases or other dispositions to the Company or any Restricted Subsidiary if no Default then exists or would result therefrom.

                 "Assignee" has the meaning set forth in Section 9.06(c).

                 "Assignment" means an Assignment and Assumption Agreement in substantially the form of Exhibit E hereto.

                 "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

                 "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                 "Base Rate Loan" means a Committed Loan which bears interest as provided in Section 2.07(a).

                 "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                 "Borrowing" has the meaning set forth in Section 1.03.

                 "Cash Interest Expense" means, for any period, the sum of (i) the aggregate amount accrued during such period by the Company and its Consolidated Subsidiaries for interest determined on a consolidated basis, but excluding interest on

Non-Recourse Debt and interest on Debt of Unrestricted Subsidiaries to the extent such Debt does not constitute Debt of the Company or any Restricted Subsidiary plus (ii) the aggregate amount paid during such period by the Company and its Consolidated Subsidiaries for dividends on Restricted Preferred Stock, determined on a consolidated basis.

                 "Co-Agents" means Bank of America National Trust and Savings Association and Union Bank of Switzerland, Houston Agency in their capacities as Co-Agents hereunder.

                 "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (or, if such Bank is an Assignee and its name is not set forth on the signature pages hereof, the amount of its Commitment as set forth in the Assignment pursuant to which it became a Bank), as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10 or reduced or increased from time to time pursuant to any Assignment to which it is a party.

                 "Commitment Reduction Date" means each date set forth in
Schedule I (or, if any such date is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Commitment Reduction Date shall be the next preceding Euro-Dollar Business Day).

                 "Committed Loan" means a loan made by a Bank pursuant to
Section 2.01 and refers to a Base Rate Loan, a Euro-Dollar Loan or a Sterling Loan (each of which shall be a "Type" of Loan).

                 "Company" means Union Texas Petroleum Holdings, Inc., a Delaware corporation.

                 "Company's 1995 Form 10-K" means the Company's annual report on Form 10-K for 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                 "Consolidated Debt" means, at any date, an amount equal to (a) the sum (without duplication) of (i) the aggregate amount of Debt (other than Defeased Debt, Excluded Subordinated Debt not exceeding $100,000,000 and Debt that would not constitute Debt of the Company or any of its Consolidated Subsidiaries if clause (viii) were not included in the definition herein of
Debt) of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, plus (ii) the Unimar Percentage at such date of the aggregate Debt (other than Defeased Debt and Debt that would not constitute Debt of Unimar or any of the Unimar Restricted Subsidiaries if clause (viii) were not included in the definition herein of Debt) of Unimar and the Unimar Restricted Subsidiaries, determined on a consolidated basis as of such date, plus

(iii) the Excess Letter of Credit/Guarantee Amount at such date, minus (b) the sum (without duplication and only to the extent that any of the following are included in the foregoing clause (a)) at such date of (1) Debt of Unrestricted Subsidiaries to the extent such Debt does not constitute Debt of the Company or any Restricted Subsidiary plus (2) Non-Restricted Asset Non-Recourse Debt plus
(3) Existing Pakistan Non-Recourse Debt.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

                 "Convert," "Conversion" and "Converted" each refers to (i) the change of Committed Loans of one Type into Committed Loans of another Type pursuant to Section 2.18 or Article VIII, (ii) the continuation of all Euro-Dollar Loans or all Sterling Loans, as the case may be, comprising the same Borrowing as such for an additional Interest Period pursuant to Section 2.18, and (iii) an election to change, pursuant to Section 2.18, the Interest Period applicable to all Euro-Dollar Loans or all Sterling Loans, as the case may be, comprising the same Borrowing prior to the end of the Interest Period then applicable thereto.

                 "Corporate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by NationsBank as its base rate, whether or not the Company has notice thereof. Such rate is set by NationsBank as a general reference rate of interest, taking into account such factors as NationsBank may deem appropriate, it being understood that many of NationsBank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that NationsBank may make various commercial or other loans at rates of interest having no relationship to such rate.

                 "Current Dollar Amount" means, as to each Sterling Loan, the Dollar amount thereof based on the then Current Exchange Rate, as determined from time to time by the Agent, which determinations shall be conclusive in the absence of manifest error.

                 "Current Exchange Rate" means the arithmetic average of the respective spot exchange rates determined by each of the Reference Banks (i) for converting Sterling into Dollars (in an amount substantially equal to the aggregate outstanding principal amount of the Sterling Loans of such Reference Bank or L.1,000,000 if no such amount is outstanding) or (ii) in the case of a Conversion of a Base Rate Loan or a Euro-Dollar Loan into a Sterling Loan, for converting Dollars into Sterling (in an amount substantially equal to the aggregate outstanding principal amount of the Base Rate Loans and Euro-Dollar Loans of such Reference Bank or $1,000,000 if no such amount is outstanding), in each case in the interbank eurocurrency market where the foreign currency and exchange operations of such Reference Bank's Sterling Lending

Office are customarily conducted with respect to Sterling, at 10:00 A.M. (London time) or as near thereto as practicable on the date that is two Sterling Business Days prior to the date of determination, as determined by the Agent in accordance with Section 2.19(a), which determination shall be conclusive in the absence of manifest error. The Current Exchange Rate shall be determined for, and shall take effect on, each Adjustment Date and shall remain in effect until any subsequent determination of the Current Exchange Rate. Any Conversion of a Base Rate Loan or a Euro-Dollar Loan into a Sterling Loan or of a Sterling Loan into a Base Rate Loan or a Euro-Dollar Loan shall be made at the Current Exchange Rate in effect on the date of such Conversion.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except accrued expenses, trade accounts payable and taxes payable arising in the ordinary course of business, (iv) the present value, determined in accordance with generally accepted accounting principles, of the obligations of such Person to make payments under capital leases, (v) all obligations of such Person which shall have been outstanding for more than five days owed to a bank or other Person in respect of amounts theretofore paid under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset owned by such Person whether or not such Debt is assumed by such Person (except that Joint Venture Debt shall for purposes of this Agreement be deemed to be Debt of Pertamina and not of the Company or a Subsidiary), (vii) all Restricted Preferred Stock issued by such Person or as to which such Person is otherwise liable, (viii) all Debt of others Guaranteed by such Person, to the extent of such Guarantee, and (ix) all obligations of such Person which have been outstanding for more than five days to pay any margin call (or similar requirement) on any Derivative Transaction (excluding, in the case of the Company and its Subsidiaries, such obligations not exceeding $5,000,000 in the aggregate); provided that, neither Debt nor Guarantee includes (a) obligations under leases other than capital leases and under bona fide Derivative Transactions (except as provided in clause (ix) above) and obligations with respect to take-or-pay payments theretofore received which remain subject to cash settlement or make-up; (b) Debt of the Company or a Subsidiary owing to the Company or a Subsidiary, except for Debt not eliminated in consolidation pursuant to the proviso in Section 1.02; (c) obligations under the Indonesian Participating Units; (d) any preferred stock that does not constitute Restricted Preferred Stock; and (e) the existing agreements relating to Joint Venture Debt set forth in the contracts described on Schedule V of the parties thereto as to allocation of responsibility for damages caused by reason of an act or failure to act by, or otherwise related to, any such party, or any similar agreement hereafter entered into providing for a similar allocation of liability in respect of similar actions or failures to act. The amount of Debt attributable to any Restricted Preferred Stock shall be the maximum consideration required to be paid upon the purchase, retirement, redemption, exchange, or conversion of the portion thereof constituting Debt (such consideration, if other than cash, to be valued at the fair market value thereof), provided that, in computing such consideration there shall be excluded (A) any consideration payable solely in common stock of the Company; (B) dividends to the extent such dividends do not materially exceed the generally prevailing market rate (at the time of issuance of such Restricted Preferred Stock) on preferred stock of comparable risk and maturity; and (C) any premium payable upon any such purchase, retirement, redemption, exchange or conversion only as a result of the exercise by the issuer of a call provision exercisable only at the option of the issuer, if failure to exercise such option would not have an adverse effect on the Company or any Subsidiary pursuant to the terms of any such Restricted Preferred Stock or any documents related thereto.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Defeased Debt" means any Debt of the Company or any Subsidiary (i) which has been defeased in accordance with the terms of the applicable Debt instruments, (ii) which is deemed to be extinguished under generally accepted accounting principles applicable to the Company or such Subsidiary, and (iii) with respect to which the Agent has received a certificate of an officer of the Company or such Subsidiary to the effect that the requirements of clauses (i) and (ii) of this definition have been met as to such Debt and such evidence, if any, in support of such certificate as the Agent may reasonably request.

                 "Derivative Transactions" means foreign exchange transactions and commodity, currency and interest rate swaps, floors, caps, collars, forward sales, options, other similar transactions and combinations of the foregoing.

                 "Dollar" (whether or not capitalized) and "$" mean lawful money of the United States of America.

                 "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, San Francisco or Houston are authorized by law to close.

                 "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

                 "EBITDA" means, for any period, the sum of (i) the consolidated net income of the Company and its Consolidated Subsidiaries for such period before non-cash non-recurring items, gains or losses on dispositions of assets and the cumulative effect of changes in accounting principles plus (ii) to the extent included in the determination of such income, the consolidated charges for such period for interest, depreciation, depletion and amortization plus (or, if there is a benefit from income taxes, minus) (iii) to the extent included in the determination of such income, the amount of the provision for or benefit from income taxes; provided that in determining such consolidated net income, such consolidated charges and such provision for or benefit from income taxes, there shall be excluded therefrom (to the extent otherwise included therein) (a) the net income (or loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for or benefit from income taxes of, any Person acquired by the Company or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, and (b) the net income (but not loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for (but not benefit from) income taxes of, any Person which is subject to any contractual restriction which prevents the payment of dividends or the making of distributions on the capital stock or other ownership interests of such Person to the extent of such contractual restrictions.

                 "Engineering Report" means a report of an Acceptable Engineer providing an estimate of the proved reserves of Hydrocarbons attributable to the properties of the Company and the Restricted Subsidiaries.

                 "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Oil Pollution Act, and their state analogs, in each case as they have been or may be amended.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                 "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

                 "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                 "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

                 "Euro-Dollar Loan" means a Committed Loan which bears interest as provided in Section 2.07(b) or Section 2.07(d).

                 "Event of Default" has the meaning set forth in Section 6.01.

                 "Excess Letter of Credit/Guarantee Amount" means, at any date, the excess of (a) the sum of (i) the aggregate undrawn amount, at such date, of all letters of credit as to which the Company or any Restricted Subsidiary (other than Unimar and the Unimar Restricted Subsidiaries) is the account party or in respect of which the Company or any Restricted Subsidiary (other than Unimar and the Unimar Restricted Subsidiaries) has Guaranteed payment plus the unpaid drawn portions, at such date, of all such letters of credit to the extent such drawn portions do not constitute Debt of the Company or a Restricted Subsidiary (other than Unimar and the Unimar Restricted Subsidiaries), plus (ii) the Unimar Percentage of the aggregate undrawn amount, at such date, of all letters of credit as to which Unimar or any of the Unimar Restricted Subsidiaries is the account party or in respect of which Unimar or any of the Unimar Restricted Subsidiaries has Guaranteed payment plus the unpaid drawn portions, at such date, of such letters of credit to the extent such drawn portions do not constitute Debt of Unimar or any of the Unimar Restricted Subsidiaries, plus (iii) Debt that constitutes Debt of the Company or any Restricted Subsidiary (other than Unimar or any Unimar Restricted Subsidiary) pursuant to clause (viii) of the definition herein of Debt, plus
(iv) the Unimar Percentage at such date of Debt that constitutes Debt of Unimar or any of the Unimar Restricted Subsidiaries pursuant to clause (viii) of the definition herein of Debt, over (b) $50,000,000.

                 "Excess Net Sales Proceeds" means

         (i) with respect to any Asset Sale involving, directly or indirectly, a UK Asset (a "UK Asset Sale"),

                 (a) if, after giving effect to such Asset Sale, the aggregate Net Sales Proceeds from all UK Asset Sales since December 31, 1993 would be less than or equal to $50,000,000 and the aggregate Net

                          Sales Proceeds from all Asset Sales since such date would be less than or equal to $100,000,000, zero; or

                 (b) if, after giving effect to such Asset Sale, the aggregate Net Sales Proceeds from all UK Asset Sales since December 31, 1993 ("UK Aggregate Amount") would be greater than $50,000,000 or the aggregate Net Sales Proceeds from all Asset Sales since such date ("Total Aggregate Amount") would be greater than $100,000,000, the lesser of (1) the greater of the amount by which the UK Aggregate Amount exceeds $50,000,000 or the amount by which the Total Aggregate Amount exceeds $100,000,000 or (2) the Net Sales Proceeds from such Asset Sale; and

         (ii) with respect to any Asset Sale not involving, directly or indirectly, a UK Asset,

                 (a) if, after giving effect to such Asset Sale, the aggregate Net Sales Proceeds from all Asset Sales since December 31, 1993 would be less than or equal to $100,000,000, zero; or

                 (b) if, after giving effect to such Asset Sale, the aggregate Net Sales Proceeds from all Asset Sales since December 31, 1993 would be greater than $100,000,000, the lesser of (1) the amount by which such aggregate Net Sales Proceeds exceeds $100,000,000 or (2) the Net Sales Proceeds from such Asset Sale.

                 "Excluded Subordinated Debt" means Debt that (i) is subordinate and junior, on terms reasonably satisfactory to the Agent, to the Loans in all respects and (ii) has no requirement, absent a default under such Debt, that any principal thereof be paid, purchased, redeemed, defeased, acquired, exchanged or converted (other than exchange for or conversion to common stock of the Company) prior to March 31, 2002.

                 "Existing Pakistan Non-Recourse Debt" means the Debt, not exceeding the principal amount of $9,500,000, evidenced by that certain promissory note dated December 20, 1988, issued by UT Pakistan in the original principal amount of $21,250,000, the related Finance Agreement between UT Pakistan and the Overseas Private Investment Corporation ("OPIC") and the related Issuing and Paying Agency Agreement among Morgan Guaranty Trust Company of New York as issuing and paying agent, OPIC and UT Pakistan.

                 "Fair Market Value" means with respect to any asset of the Company or any Subsidiary at any date the open market cash purchase price that an informed and willing purchaser would pay for such asset in an arm's length transaction to a willing and informed owner under no compulsion to sell, all as reasonably determined in good faith by the Company.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day, as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to NationsBank on such day on such transactions as determined by the Agent.

                 "Financing Documents" means this Agreement and the Notes.

                 "Fixed Rate Loans" means Sterling Loans, Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest pursuant to Section 8.01(a)) or any combination of the foregoing.

                 "Guarantee" by any Person means any obligation, contingent or otherwise (including, without limitation, any obligation to repay to a payor or creditor of a payor amounts previously paid to such Person by such payor), of such Person directly or indirectly guaranteeing any Debt of any other Person or otherwise incurred for the purpose of assuring the holder of payment of any such Debt; provided that (i) the obligations of any Person in respect of Debt of any Partnership in which such Person is a general partner shall not constitute a Guarantee of such Debt so long as substantially all assets of such Person are comprised of its Investment in such Partnership, (ii) the obligation of a Person to transfer or restore cash to the account of a Partnership, Subsidiary or Affiliate pursuant to periodic settlements or adjustments under cash management practices of such Persons shall not constitute a Guarantee,
(iii) the contractual obligation of a Person to assure that a Subsidiary, Partnership or Affiliate conducts its operations as a prudent operator shall not constitute a Guarantee of indebtedness of the Subsidiary, Partnership or Affiliate, (iv) the obligation of a Person to cause net amounts of cash owned by a Subsidiary, Partnership or Affiliate to be applied to payment of indebtedness of such Subsidiary, Partnership or Affiliate shall not constitute a Guarantee of such indebtedness and (v) the reaffirmation to or for the benefit of a lender of contractual obligations (as, for example, those set forth in the Production Sharing Contracts) previously entered into in good faith and not in contemplation of the incurrence of Debt shall not constitute a Guarantee so long as the other arrangements entered into in connection with such reaffirmation do not increase the likelihood that additional funds will be required to meet such obligations (as would be the case, for example, if revenues otherwise available to meet such obligations were dedicated to such lender).

                 "HPG Plant" means the five-twelfths interest in the Geismar, Louisiana olefins plant owned by UTPC and its subsidiaries, the supply and distribution assets related to such plant and all other operating assets of UTPC and its subsidiaries as of December 31, 1993.

                 "Hydrocarbons" means crude oil, including all kinds of hydrocarbons and bitumens in solid or liquid form, and natural gas, including all gaseous hydrocarbons produced from wells, and liquefied natural gas and liquefied petroleum gases.

                 "Indonesian Participating Units" means the Indonesian Participating Units issued by Unimar pursuant to the Indenture dated as of September 24, 1984 between Unimar and Irving Trust Company, Trustee, as amended and in effect on May 13, 1994, and as thereafter amended to the extent such subsequent amendments do not change the term thereof, provide additional security therefor, or increase the payments to be made to holders thereof.

                 "Interest Period" means: (1) with respect to each Euro-Dollar Loan comprising part of the same Borrowing, the period commencing on the date of such Loan or the date of the Conversion of any Committed Loan into such Euro-Dollar Loan and ending on the last day of the period selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period (or on any other date selected by the Company pursuant to Section 2.18) and ending on the last day of the period selected by the Company pursuant to the provisions below and Section 2.18. The duration of each such Interest Period shall be 1, 2, 3 or 6 months or (subject to Section 2.02(b)) 9 or 12 months, in each case as the Company may, upon notice received by the Agent not later than 10:00 A.M. (Houston time) on the third Euro-Dollar Business Day prior to the first day of such Interest Period, select; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month;

                 (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.10(c) but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

                 (d) Interest Periods for all Loans comprising the same Borrowing shall commence on the same date and shall be of the same duration.

(2) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Company may elect in accordance with Section 2.03; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Euro-Dollar Business Day of a calendar month;

                 (c) no Interest Period for any Money Market Loan shall end after any Commitment Reduction Date if, after giving effect thereto, the aggregate principal amount of Loans having Interest Periods ending after such date would exceed the aggregate amount of the Commitments after giving effect to any scheduled reduction of the Commitments on or prior to such date; and

                 (d) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 14 days) as the Company may elect in accordance with Section 2.03; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

                 (b) no Interest Period for any Money Market Loan shall end after any Commitment Reduction Date if, after giving effect thereto, the aggregate principal amount of Loans having Interest Periods ending after such date would exceed the aggregate amount of the Commitments after giving effect to any scheduled reduction of the Commitments on or prior to such date; and

                 (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Sterling Loan comprising part of the same Borrowing, the period commencing on the date of such Loan or the date of the Conversion of any Committed Loan into such Sterling Loan and ending on the last day of the period selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period (or on any other date selected by the Company pursuant to Section 2.18) and ending on the last day of the period selected by the Company pursuant to the provisions below and Section 2.18. The duration of each such Interest Period shall be 1, 2, 3 or 6 months, in each case as the Company may, upon notice received by the Agent not later than 10:00 A.M. (Houston time) on the third Sterling Business Day prior to the first day of such Interest Period, select; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Sterling Business Day shall be extended to the next succeeding Sterling Business Day unless such Sterling Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Sterling Business Day;

                 (b) any Interest Period which begins on the last Sterling Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Sterling Business Day of a calendar month;

                 (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.10(c) but does not end on such date, then (i) the principal amount (if any) of each Sterling Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Sterling Loan shall have an Interest Period determined as set forth above; and

                 (d) Interest Periods for all Loans comprising the same Borrowing shall commence on the same date and shall be of the same duration.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                 "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, advance, Guarantee or otherwise. It is understood that a joint operating agreement or similar arrangement with respect to Hydrocarbon properties or the HPG Plant does not constitute a Person and hence that payments in respect of the acquisition or maintenance of an interest in such Hydrocarbon properties or the HPG Plant do not constitute an Investment.

                 "Invitation for Money Market Quotes" has the meaning set forth in Section 2.03(c).

                 "Joint Venture Debt" means obligations secured by a Lien on the interests of the Company or a Subsidiary, as the case may be, arising under either of the Production Sharing Contracts or any related supply contracts, if such Lien covers ratably the interests of Pertamina and all production sharing contractors thereunder.

                 "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including, without limitation, any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset. The right of set-off, whether by operation of law or by contract, does not constitute a Lien unless there is a related obligation to maintain a deposit of cash or other assets in respect of which such right of set-off may be exercised.

                 "Loan" means a Committed Loan or a Money Market Loan and "Loans" means Committed Loans or Money Market Loans or any combination of the foregoing.

                 "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(b).

                 "material" means, with respect to any matter so characterized herein, that such matter would reasonably be expected to be significant to a Bank in determining whether to enter into this Agreement or to extend credit hereunder.

                 "Material Debt" means Debt of the Company and/or any one or more Restricted Subsidiaries (other than Non-Recourse Debt) in an aggregate principal amount equal to or greater than $15,000,000, whether incurred under one or more related or unrelated documents or instruments.

                 "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

                 "Moody's" means Moody's Investors Service, Inc. or any successor to its debt ratings business.

                 "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

                 "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

                 "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                 "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest pursuant to Section 8.01(a)).

                 "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                 "Money Market Margin" has the meaning set forth in Section 2.03(d).

                 "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

                 "Money Market Quote Request" has the meaning set forth in
Section 2.03(a).

                 "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                 "NationsBank" means NationsBank of Texas, N.A., a national banking association.

                 "Net Sales Proceeds" means, with respect to any Asset Sale, the Fair Market Value of the Restricted Asset that is sold, leased, transferred or otherwise disposed of in such Asset Sale, minus the sum of (i) all reasonable fees, commissions and expenses incurred by the Company or any Subsidiary as a result of or in connection with such Asset Sale and (ii) all taxes required to be paid by the Company or any Subsidiary as a result of such Asset Sale.

                 "1994 Credit Agreement" has the meaning set forth in the preliminary statements set forth before this Section 1.01.

                 "Non-Recourse Debt" means, at any date, (a) the aggregate amount at such date of Debt of the Company or a Subsidiary (other than Unimar and each Unimar Subsidiary) and (b) the Unimar Percentage of the aggregate amount at such date of all Debt of each of Unimar and each Unimar Subsidiary, in respect of which in the case of either (a) or (b) (i) the recourse of the holder of such Debt, whether direct or indirect and whether contingent or otherwise, shall be effectively limited to Non-Restricted Assets (or, in the case of the Existing Pakistan Non-Recourse Debt, the assets described in
Schedule III) and (ii) in the case of any such Debt incurred after the date of this Agreement, the Company shall have, at or prior to the time of incurrence thereof, notified the Agent of such incurrence and delivered to the Agent a certificate of an officer of the Company certifying that such Debt constitutes Non-Recourse Debt (or that such Debt will be converted into Non-Recourse Debt at some specified time or upon the occurrence of some specified event), provided that, if any such Debt is secured by any interest in a license, concession, production sharing contract or other right and any of the Restricted Assets consists of an interest in such license, concession, production sharing contract or other right, then the agreements evidencing such Debt must provide that default under such Debt will not impair or affect such license, concession, production sharing contract or other right. In the case of any Non-Recourse Debt incurred after the date of this Agreement, such limitation on recourse (i) must be set forth in the instrument evidencing such Debt, and (ii) must be on terms acceptable to the Agent as evidenced by the written approval thereof by the Agent (which approval will not be unreasonably withheld, and in deciding whether to approve such terms the Agent will, if requested by the Company, take into account what terms are usual and customary in non-recourse financings) and in any event must provide that the holder of such Debt waives, to the extent such holder may effectively do so, such holder's right to elect recourse treatment under 11 U.S.C. Section 1111(b) unless such holder obtains the prior written consent of the Required Banks. For avoidance of doubt, (a) if any such Debt is Guaranteed by the Company or a Restricted Subsidiary in a limited amount, the excess over such amount (but only the excess) constitutes Non-Recourse Debt, and (b) Debt shall not be determined to not be Non-Recourse Debt solely as a result of the existence of either of the following: (i) an agreement by a direct or indirect parent corporation to repay to a subsidiary amounts received by such parent corporation from such subsidiary in the event such subsidiary has a need for such amounts in future periods or (ii) an agreement by a direct or indirect parent corporation to cause a subsidiary to comply with such subsidiary's contractual obligations so long as the parent corporation is not obligated to contribute funds to the subsidiary to enable it to comply with such contractual obligations and has not otherwise Guaranteed such obligations.

                 "Non-Restricted Asset Non-Recourse Debt" means, at any date, the aggregate amount at such date of Non-Recourse Debt as to which the recourse of the holder is limited exclusively to Non-Restricted Assets as contemplated by clause (i) of the first sentence of the definition of Non-Recourse Debt.

                 "Non-Restricted Assets" means all assets of the Company and its Subsidiaries other than Restricted Assets.

                 "Non-UK Asset" means any Restricted Asset other than a UK
Asset.

                 "Notes" means promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

                 "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

                 "Obligation Currency" has the meaning set forth in Section
9.14.

                 "Operating Cash Flow" means, with respect to any period, an amount equal to

                 (i) the "net cash (required) provided by operating activities before changes in other assets and liabilities" of the Company and its Consolidated Subsidiaries for such period, that should be reflected in the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for such period prepared in accordance with generally accepted accounting principles on substantially the same basis as the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for the year ended December 31, 1995 as set forth in the Company's 1995 Form 10-K, provided that in determining such "net cash (required) provided by operating activities before changes in other assets and liabilities" there shall be excluded therefrom (to the extent otherwise included therein)
                 (a) the portion of such net cash provided by assets securing any Non-Recourse Debt other than the Existing Pakistan Non-Recourse Debt, (b) the net cash provided or required by operating activities before changes in other assets and liabilities of any Person acquired by the Company or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, and (c) the net cash provided by operating activities before changes in other assets and liabilities of any Person which is subject to any contractual restriction which prevents the payment of dividends or the making of distributions on the capital stock or other ownership interests of such Person to the extent of such contractual restrictions, plus (ii) to the extent included in the determination of the "net cash (required) provided by operating activities before changes in other assets and liabilities" for such period in accordance with the foregoing clause (i), exploration expenses incurred by the Company or any Consolidated Subsidiary during such period other than (a) exploration expenses incurred in connection with assets securing any Non-Recourse Debt other than the Existing Pakistan Non-Recourse Debt, (b) the exploration expenses of any Person acquired by the Company or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, and (c) the exploration expenses of any Person which is subject to any contractual restriction which prevents the payment of dividends or the making of distributions on the capital stock or other ownership interests of such Person to the extent of such contractual restrictions, plus (or, if cash is required by equity investee, minus) (iii) the amount of the "cash (required) provided by equity investee" of the Company and its Consolidated Subsidiaries for such period, that should be reflected in the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for such period prepared in accordance with generally accepted accounting principles on substantially the same basis as the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for the year ended December 31, 1995 as set forth in the Company's 1995 Form 10-K, excluding the effect of any cash required by such equity investee for the payment of the principal of its Debt and any cash provided by such equity investee from incurrence of its Debt, minus (iv) dividends on preferred stock paid during such period by the Company or any Consolidated Subsidiary, determined on a consolidated basis.

                 "Parent" means, with respect to any Bank, any Person controlling such Bank.

                 "Participant" has the meaning set forth in Section 9.06(b).

                 "Partnership" means any general or limited partnership which is accounted for on the equity method in the Company's consolidated financial statements and in which the Company or a Subsidiary is a general partner.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Excess" has the meaning set forth in Section
2.19(c).

                 "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
It is understood that a joint operating agreement or similar arrangement with respect to Hydrocarbon properties or the HPG Plant does not constitute a Person.

                 "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                 "Production Sharing Contracts" means the production sharing contracts pertaining to certain operations in Indonesia filed as Exhibits
10.102 and 10.103 to the

Company's quarterly report on Form 10-Q for the quarter ending June 30, 1990, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                 "Rating Level" means the applicable category of rating level contained in Schedule VIII (subject, however, to the footnotes on Schedule
VIII), based on the ratings of the senior unsecured long-term debt of the Company by S&P or Moody's or both.

                 "Reference Banks" means the principal London offices of NationsBank, Bank of America National Trust and Savings Association and Union Bank of Switzerland and such substitute Bank or Banks as may be mutually agreed to by the Company and the Agent, and "Reference Bank" means any one of such Reference Banks.

                 "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans (in the case of Sterling Loans, based on the Current Dollar Amount thereof in effect as of such time).

                 "Restricted Assets" means (1) all proved reserves of the Company and the Subsidiaries as of December 31, 1993 in Indonesia, the United Kingdom (including the United Kingdom Sector of the North Sea) and Pakistan,
(2) all licenses, concessions, production sharing contracts and other rights pertaining to any such proved reserves (excluding the portion thereof that does not pertain to any of such proved reserves, if such portion can be severed without material adverse consequences on the portion pertaining to such proved reserves), (3) equipment used in the production of any such proved reserves or in the transportation of production from any such proved reserves if such equipment is a fixture or otherwise attached to realty, constitutes all or a part of any pipeline or related equipment, is all or part of a production platform or related equipment or is equipment similar to any of the foregoing or used for a similar purpose, and (4) the HPG Plant.

                 "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its common stock), or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock (except any such payment made solely in shares of its common stock); provided that payments of stock-related and other employee benefits (including purchases by the Company of its common stock in connection with the payment of such benefits) in the ordinary course of business to employees of the Company or a Subsidiary shall not be deemed Restricted Payments.

                 "Restricted Preferred Stock" means (i) all preferred stock which (a) is subject to purchase, retirement, redemption, exchange or conversion (other than exchange for or conversion to common stock of the Company), in whole or in part under any circumstance whatsoever (other than purchase, retirement, redemption, exchange or conversion by the issuer thereof, at the sole option of such issuer, if failure to exercise such option would not have an adverse effect on the Company or any Subsidiary pursuant to the terms of any such preferred stock or any documents related thereto) and (b) provides for dividends materially in excess of the generally prevailing market dividend rate (at the time of issuance of such preferred stock) for preferred stock of comparable risk and maturity, and (ii) the portion of all other preferred stock which is subject to purchase, retirement, redemption, exchange or conversion (other than exchange for or conversion to common stock of the Company) at any date or dates on or prior to March 31, 2002 under any circumstance whatsoever (other than purchase, retirement, redemption, exchange or conversion by the issuer thereof, at the sole option of such issuer, if failure to exercise such option would not have an adverse effect on the Company or any Subsidiary pursuant to the terms of any such preferred stock or any documents related thereto). For avoidance of doubt, to the extent that any shares of Restricted Preferred Stock are exchanged for or converted to common stock of the Company and as a consequence such shares of Restricted Preferred Stock are cancelled, such shares shall no longer constitute Restricted Preferred Stock.

                 "Restricted Subsidiaries Recourse Debt" means, at any date, the sum of (a) the aggregate amount of all Debt (other than (i) Non-Recourse Debt, (ii) any Guarantee of Debt of the Company (including the Loans) and (iii) the amount, if any, by which the Guarantees of the Restricted Subsidiaries (other than Unimar and the Unimar Restricted Subsidiaries) included in the determination of Excess Letter of Credit/Guarantee Amount exceeds the Excess Letter of Credit/Guarantee Amount) of each Restricted Subsidiary (other than Unimar and the Unimar Restricted Subsidiaries), determined on a consolidated basis as of such date, and (b) the Unimar Percentage of the aggregate amount of all Debt (other than (i) Non-Recourse Debt, (ii) any Guarantee of Debt of the Company and (iii) the amount, if any, by which the Unimar Percentage of the Guarantees of Unimar and the Unimar Restricted Subsidiaries included in the determination of Excess Letter of Credit/Guarantee Amount exceeds the Excess Letter of Credit/Guarantee Amount) of Unimar and the Unimar Restricted Subsidiaries, determined on a consolidated basis as of such date.

                 "Restricted Subsidiary" means each Person listed in Part B of
Schedule II hereto and each Subsidiary that owns directly or indirectly any interest in any Restricted Assets or any Restricted Subsidiary; provided that a Restricted Subsidiary shall cease to be such at such time as it is converted to an Unrestricted Subsidiary pursuant to Section 5.19 or ceases to be a Subsidiary as a result of a transaction permitted by Section 5.14.

                 "Restricted Transfer" means (i) any Investment in an Affiliate, any Unrestricted Subsidiary or any subsidiary of an Unrestricted Subsidiary, but excluding to the extent otherwise included in the foregoing, Investments in Unimar and the Unimar Subsidiaries, or (ii) any payment by the Company or any Subsidiary, directly or indirectly, in respect of Non-Recourse Debt to the extent such Person is not legally obligated to make such payment by the terms of such Debt, or solely in the case of Unimar, Unistar, Inc. or any of the Unimar Subsidiaries, to the extent such Person is not legally obligated to fund such payment under the terms of the Unimar Partnership Agreement.

                 "Revolving Credit Period" means the period from and including the date of this Agreement to but not including the Termination Date.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, or any successor to its debt ratings business.

                 "Short-Term Credit Agreement" means the Credit Agreement dated as of March 29, 1996 among the Company, NationsBank of Texas, N.A., as agent, the co-agents and the banks parties thereto, providing a $100,000,000 credit facility to the Company, as may be amended from time to time.

                 "Sterling" and "L." mean pounds sterling (U.K. L.), the lawful currency of the United Kingdom.

                 "Sterling Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Sterling deposits and Dollar deposits) in London and New York City.

                 "Sterling Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

                 "Sterling Lending Office" means, as to each Bank, the office, branch or affiliate of such Bank located at its address set forth on Schedule VII hereto or such other office, branch or affiliate of such Bank as it may hereafter designate as its Sterling Lending Office by notice to the Company and the Agent.

                 "Sterling Loan" means a Committed Loan made in Sterling.

                 "Subsidiary" means (a) Unimar and the Unimar Subsidiaries (except at such times as the Company does not own, directly or indirectly, any of the ownership interest in Unimar) and (b) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company, it being understood that the power to elect exactly 50% of the board of directors or such other persons does not constitute a "majority" as used herein.

                 "Termination Date" means March 31, 2001, or, if such day is not a Euro-Dollar Business Day, the Termination Date shall be the next preceding Euro-Dollar Business Day.

                 "Type" has the meaning specified in the definition of Committed Loan.

                 "UK Assets" means all Restricted Assets of UTPL as of December 31, 1993.

                 "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan as determined by such Plan's actuary exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA if such Plan terminated as of such date.

                 "Unimar" means Unimar Company, a partnership organized and existing under the laws of Texas.

                 "Unimar Partnership Agreement" means the Amended and Restated Agreement of General Partnership of Unimar dated as of September 11, 1990 between Unistar, Inc. and LASMO (USTAR) Inc. (formerly Ultrastar, Inc.), as amended from time to time.

                 "Unimar Percentage" means, at any date, the aggregate percentage ownership interest in Unimar owned at such date by the Company and the Subsidiaries.

                 "Unimar Restricted Subsidiary" means any Unimar Subsidiary that is also a Restricted Subsidiary at the relevant date.

                 "Unimar Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Unimar, it being understood that the power to elect exactly 50% of the board of directors or such other persons does not constitute a majority as used herein.

                 "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

                 "UT Pakistan" means Union Texas Pakistan, Inc., a Delaware corporation.

                 "UTPC" means Union Texas Products Corporation, a Delaware corporation.

                 "UTPL" means Union Texas Petroleum Limited, an English company.

                 SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks (except for changes concurred in by the Company's independent public accountants); provided that in any determination of Consolidated Debt if (i) the Company or any Restricted Subsidiary owes any Debt to an Unrestricted Subsidiary which would otherwise be eliminated in such determination of Consolidated Debt (the "intercompany Debt") (other than Debt in an amount not exceeding $10,000,000 in the aggregate at any time and representing advances by the Unrestricted Subsidiaries to the Company or a Restricted Subsidiary made in the ordinary course of the cash management practices of the Company and its Subsidiaries) and (ii) such Unrestricted Subsidiary owes, at the date of determination, any Debt for borrowed money to a Person other than the Company or a Subsidiary (the "third party Debt") (other than any such Debt that also constitutes Debt of the Company or a Restricted Subsidiary), then an amount equal to the lesser of (1) such intercompany Debt and (2) such third party Debt, shall not be eliminated in such determination of Consolidated Debt.

                 SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregate of Loans of one or more Banks to be made to the Company pursuant to Article II on a single date and, if such Loans are Committed Loans, of a single Type, and if such Loans are Fixed Rate Loans, for a single Interest Period (except as contemplated by paragraph (1)(c) and paragraph (4)(c) of the definition herein of

"Interest Period"). Borrowings are classified for purposes of this Agreement either by reference to the pricing or currency of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans, and a "Sterling Borrowing" is a Borrowing comprised of Sterling Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                 SECTION 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" as used herein means "including without limitation". Definitions of terms defined herein shall be applicable to both the singular and plural forms of the terms defined as appropriate. References to "directly or indirectly" in respect of ownership of any interest in any assets shall include, without limitation, direct ownership, indirect ownership through capital stock or other ownership interest (whether through one or more levels of subsidiaries, affiliates or other Persons) and any other direct or indirect ownership arrangement. Interest and fees shall accrue at the rates and otherwise as provided in (i) the 1994 Credit Agreement to but excluding the date of this Agreement, and (ii) this Agreement on and after the date of this Agreement.

                 SECTION 1.05. Unimar. To the extent this Agreement or any other Financing Document obligates the Company or a Subsidiary to cause Unimar and the Unimar Subsidiaries to take any action, such obligation shall be satisfied if (a) the Company votes (or causes a Subsidiary to vote) the Unimar Percentage in a manner consistent with the obligations of the Company and the Subsidiaries under the Financing Documents and (b) any representative of the Company sitting on any management board or board of directors of Unimar or any of the Unimar Subsidiaries votes, as a member of such management board or board of directors, in a manner consistent with the obligations of the Company and the Subsidiaries under the Financing Documents.

                 SECTION 1.06. Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the effective date of any change in such rating. In the event the standards for any rating by S&P or Moody's are revised, or such rating is designated differently (such as by changing letter designations to numerical designations), then the references herein to such rating shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Agent in good faith. Long-term debt supported by a letter of credit, guaranty (other than guaranties of Subsidiaries) or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt.


                                   ARTICLE II

                                  THE CREDITS

                 SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company pursuant to this Section 2.01 from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding to the Company (in the case of Sterling Loans, such principal amount being the Current Dollar Amount of such Sterling Loans in effect as of such time) shall not exceed the sum of
(i) the amount of such Bank's Commitment at such time plus (ii) if clause (y) of Section 2.19(c) is applicable to a particular Borrowing, such Bank's ratable (based on the respective Commitments of the Banks) portion of the Permitted Excess applicable to such Borrowing; provided that any amount added pursuant to this clause (ii) in respect of any particular Borrowing shall not be included in any subsequent determination of the maximum aggregate principal amount of Committed Loans which such Bank is obligated to advance to the Company. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $10,000,000 (or, in the case of Sterling Loans, $10,000,000 in the Current Dollar Amounts of such Sterling Loans at the time of such Borrowing or L.5,000,000, at the option of the Company in its sole discretion) or any larger multiple of $1,000,000 (or, in the case of Sterling Loans, $1,000,000 in the Current Dollar Amounts of such Sterling Loans at the time of such Borrowing or L.1,000,000, as applicable) (except that any such Borrowing may be, subject to the other terms hereof, in the aggregate amount available in accordance with
Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments, subject in each case to the effects of Section 2.19(c). Within the foregoing limits, the Company may borrow under this
Section 2.01, repay (whether pursuant to Section 2.10 or otherwise), or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01.

                 SECTION 2.02. Notice of Committed Borrowings. (a) The Company shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (Houston time) on (x) the date of each Base Rate Borrowing, (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, and (z) the third Sterling Business Day before each Sterling Borrowing, specifying:

                 (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing, a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing or a Sterling Business Day in the case of a Sterling Borrowing,

                 (ii)     the aggregate amount of such Borrowing,

                 (iii) whether the Loans comprising such Borrowing are to be Sterling Loans, Base Rate Loans or Euro-Dollar Loans,

                 (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition herein of "Interest Period", and

                 (v) if such Interest Period includes (but does not end on) a Commitment Reduction Date and all or part of such Loans are to be repaid on such date to comply with Section 2.10(c), the aggregate amount then to be repaid.

Notwithstanding the foregoing, not more than twelve Borrowings that are either Euro-Dollar Borrowings or Sterling Borrowings shall be outstanding at any one time, and any Borrowing which would exceed such limitation shall be made as a Base Rate Borrowing.

                 (b) If requested to do so by the Company through the Agent at least ten Euro-Dollar Business Days before the first day of a proposed Interest Period for Euro-Dollar Loans, each Bank will advise the Agent before 10:00 A.M. (Houston time) on the sixth Euro-Dollar Business Day preceding the date of such proposed Interest Period as to whether, if the Company selects a specified duration of nine or twelve months for such Interest Period, such Bank expects that deposits in dollars with a corresponding term will be available to it in the relevant market on the first day of such Interest Period in the amount required to fund its Loan to which such Interest Period would apply. Unless a Bank responds by such time to the effect that it expects such deposits will not be available to it, the Company shall be entitled to select such proposed duration for such Interest Period.

                 SECTION 2.03.  Money Market Borrowings.

                 (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Company may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Company in Dollars pursuant to a request substantially in the form of Exhibit B hereto (a "Money Market Quote Request"); provided that the Company may not make a Money Market Quote Request if (assuming such Money Market Quote Request results in one or more Money Market Loans being made) there would be outstanding Money Market Loans resulting from more than five different Money Market Quote Requests. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                 (b) Money Market Quote Request. When the Company wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request so as to be received no later than 9:00 A.M. (Houston time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                 (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                 (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

                 (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, which Interest Period may not be less than one month in the case of LIBOR Auction or less than 14 days in the case of an Absolute Rate Auction, and

                 (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Company may request offers to make Money Market Loans for more than one but not more than three Interest Periods in a single Money Market Quote Request.
No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request. No Money Market Quote Request shall be given if the amount of the Borrowing requested therein plus the aggregate outstanding principal amount of all Money Market Loans scheduled to be outstanding on the date of such Borrowing would exceed $300,000,000. On each date on which the Company makes a Money Market Quote Request it shall pay to the Agent for its account an administrative fee of $1,000.

                 (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an invitation for Money Market Quotes substantially in the form of Exhibit C hereto (an "Invitation for Money Market Quotes"), which shall constitute an invitation by the Company to each Bank to submit Money Market Quotes offering to make the Money Market Loans in Dollars to which such Money Market Quote Request relates in accordance with this Section; provided that the Agent shall not be required to send an Invitation for Money Market Quotes to any Bank that has failed to submit a Money Market Quote after each of the last three Invitations for Money Market Quotes sent to such Bank unless the Company or such Bank has given notice to the Agent specifically referring to such Invitation for Money Market Quotes and requesting that this proviso not apply to such Invitation for Money Market Quotes.

                 (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in Dollars in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 1:00 P.M. (Houston time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:00 A.M. (Houston time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than (x) 12:00 Noon (Houston time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 8:45 A.M. (Houston time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

                 (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                 (A)      the proposed date of Borrowing,

                 (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than the Commitment of the quoting Bank, (x) must be in Dollars and must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                 (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such London Interbank Offered Rate,

                 (D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                 (E)      the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

            (iii) Any Money Market Quote shall be disregarded if it:

                 (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

                 (B)      contains qualifying, conditional or similar language;

                 (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                 (D) arrives after the appropriate time set forth in subsection (d)(i).

                 (e) Notice to Company. The Agent shall promptly notify the Company of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                 (f) Acceptance and Notice by Company. Not later than 9:30 A.M. (Houston time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or day as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part; provided that:

                 (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                 (ii) each Money Market Borrowing must be in Dollars, and the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                 (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                 (iv) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

If the Company shall not have notified the Agent of its acceptance or non-acceptance of the offers pursuant to this subsection (f), the Company shall be deemed not to have accepted any offer so notified to it pursuant to subsection (e).

                 (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                 (h) Information. Within 15 days after receipt of each Money Market Quote Request, the Agent will deliver to the Company a copy of each Money Market Quote received by it pursuant to the related Invitation for Money Market Quotes.

                 SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly (except in the case of notice to a Bank with respect to an acceptance of such Bank's Money Market Quote by the Company, by no later than 10:30 A.M. (Houston time) by telephone or facsimile transmission) notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

                 (b) Not later than 12:00 Noon (London time in the case of Sterling Borrowings and Houston time in the case of all other Borrowings) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section 2.04) make available its share of such Borrowing, (x) in the case of all Borrowings other than Sterling Borrowings, in Federal or other funds immediately available in Houston, to the Agent at its address specified in or pursuant to Section 9.01 in Dollars, and
(y) in the case of Sterling Borrowings, in funds immediately available in London, to the Agent at NationsBank of North Carolina, N.A., New Broad Street House, 35 New Broad Street, London, EC2M 1NH England, United Kingdom or such other address in London as the Agent may hereafter specify by notice to the Company and the Banks, in Sterling. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Company at the Agent's relevant aforesaid address.

                 (c) If any Bank makes a new Loan hereunder in either currency available hereunder (i.e., Dollars or Sterling) to the Company on a day on which the Company is to repay all or any part of an outstanding Loan in either currency from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by the Company (based on the Current Dollar Amount thereof then in effect in the case of Sterling Borrowings) and the amount being repaid (based on the

Current Dollar Amount thereof then in effect in the case of Sterling Borrowings) shall be made available by such Bank to the Agent in the applicable currency as provided in subsection (b), or remitted by the Company to the Agent as provided in Section 2.12, as the case may be; provided that in any case in which this Section 2.04(c) would apply to the making of a new Loan in one currency and a payment of an outstanding Loan in the other currency, the Company may, by notice to the Agent given not later than 10:00 A.M. (Houston time) on the third Sterling Business Day prior to the date of such new Loan, elect that this Section 2.04(c) not apply to such Loan and payment on such date.

                 (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at (i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.07 and (ii) in the case of such Bank, (x) if such Borrowing is not a Sterling Borrowing, the Federal Funds Rate, and (y) if such Borrowing is a Sterling Borrowing, the higher of (1) the Federal Funds Rate and (2) the rate per annum determined by the Agent as being the average rate quoted to NationsBank for such day (or, if such day is not a Sterling Business Day, for the next preceding Sterling Business Day) for overnight transactions in Sterling in London with other leading banks. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                 SECTION 2.05. Notes. (a) The Loans of each Bank to the Company shall be evidenced by a single Note of the Company payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to the Company.

                 (b) Each Bank may, by notice to the Company and the Agent, request that its (i) Euro-Dollar Loans and Money Market LIBOR Loans,
(ii) Base Rate Loans and Money Market Absolute Rate Loans, (iii) Sterling Loans or (iv) any combination of the foregoing, payable to such Bank (or such lending office, agency or branch of such Bank as such Bank may specify in such request) be evidenced by a separate Note of the Company. Each such Note shall be substantially in the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant grouping. Any Bank that receives multiple Notes through the application of this Section 2.05(b) agrees that: (1) the aggregate principal amount payable by the Company under (A) the Notes issued to such Bank pursuant to this Section 2.05(b) plus (B) all other Notes issued to such Bank pursuant to this Agreement, shall never exceed the aggregate principal amount of the Loans owed to such Bank (including, if applicable, the separate lending offices, agencies or branches of such Bank) and (2) the payees of the Notes issued at the request of such Bank shall enjoy no greater rights (voting or otherwise) than such Bank would enjoy in the absence of such request and such payees (including, if applicable, the separate lending offices, agencies or branches of such Bank) shall be considered a single Bank for purposes of this Agreement. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all such Notes, as the context may require.

                 (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall mail or send by private delivery service such Note to such Bank. Each Bank shall record the date, amount, maturity, currency and, if applicable, Type of each Loan made by it to the Company and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Company under any of the Financing Documents. Each Bank is hereby irrevocably authorized by the Company so to endorse any Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                 SECTION 2.06. Maturity of Loans. Subject to Section 2.10, each Committed Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. Each Money Market Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                 SECTION 2.07. Interest Rates. The Company shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

                 (a) If such Loan is a Base Rate Loan, for each day that such Loan is a Base Rate Loan, at a rate per annum equal to the sum of (i) the Base Rate for such day plus (ii) at such times as any Event of Default exists, 1%. Such interest shall be payable quarterly on each March 31, June 30, September 30 and December 31 and on the date such Base Rate Loan is Converted or paid in full. Any overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the otherwise applicable rate for such day.

                 (b) If such Loan is a Euro-Dollar Loan, at a rate per annum equal at all times during any Interest Period for such Loan to the sum of
(i) the applicable London Interbank Offered Rate plus (ii) the Applicable Margin for such Interest Period plus (iii) at such times as any Event of Default exists, 1%; provided that if any Euro-Dollar Loan or any portion thereof shall, as a result of clause (1)(c)(i) of the definition herein of "Interest Period", have an Interest Period of less than one month, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                 The "London Interbank Offered Rate" applicable to any Interest Period means the arithmetic average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount in Dollars of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                 (c) If such Loan is a Sterling Loan, at a rate per annum equal at all times during any Interest Period for such Loan to the sum of (i) the applicable Sterling Interbank Offered Rate plus (ii) the Applicable Margin for such Interest Period plus (iii) at such times as any Event of Default exists, 1%; provided that if any Sterling Loan or any portion thereof shall, as a result of clause (4)(c)(i) of the definition herein of "Interest Period", have an Interest Period of less than one month, such portion shall bear interest during such Interest Period at the rate otherwise applicable to such Sterling Loans during such period plus 1/2%. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                 The "Sterling Interbank Offered Rate" applicable to any Interest Period means the arithmetic average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Sterling are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Sterling Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount in Sterling of the Sterling Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                 (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the London Interbank Offered Rate applicable to such Loan plus the Applicable Margin applicable to an Interest Period of a Euro-Dollar Loan if such Euro-Dollar Loan were to commence on such day and (ii) the sum of (1) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above plus (2) the Applicable Margin applicable to an Interest Period of a Euro-Dollar Loan if such Euro-Dollar Loan were to commence on such day (or, if the circumstances described in clause (i) or (ii) of Section 8.01(a) shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

                 (e) Any overdue principal of or interest on any Sterling Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Sterling Interbank Offered Rate applicable to such Loan plus the Applicable Margin applicable to an Interest Period of a Sterling Loan if such Sterling Loan were to commence on such day and (ii) the sum of (1) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Sterling Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in Sterling in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above plus (2) the Applicable Margin applicable to an Interest Period of a Sterling Loan if such Sterling Loan were to commence on such day (or, if the circumstances described in clause (i) or (ii) of Section 8.01(b) shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

                 (f) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03 plus, at such times as any Event of Default exists, 1%. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03 plus, at such times as any Event of Default exists, 1%. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

                 (g) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Upon request of the Company, the Agent shall furnish to it such information as to its determinations hereunder as the Company may reasonably request.

                 (h) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section 2.07. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

                 (i) This Section 2.07 and each other provision in any of the Financing Documents or in any other agreement executed in connection herewith are specifically made subject to Section 2.16.

                 SECTION 2.08.  Facility Fees.  (a)         The Company shall
pay to the Agent for the account of the Banks ratably a facility fee at the rate per annum for each calendar quarter determined as provided in Schedule VIII based on the Rating Level in effect on the first day of such quarter. Such facility fee shall accrue (i) from and including the date of this Agreement to but excluding the earlier of the Termination Date or the date the Commitments are otherwise terminated, on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including the earlier of the Termination Date or the date the Commitments are otherwise terminated to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans (in the case of Sterling Loans, based on the Current Dollar Amounts thereof from time to time during such period).

                 (b) Payments. Accrued fees under this Section 2.08 (other than Section 2.08(c)) shall be payable quarterly on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

                 (c) 1994 Credit Agreement. On the date of this Agreement, the Company shall pay to the Agent for the account of the Banks and any other lenders under the 1994 Credit Agreement, the commitment fees and facility fees accrued thereunder to but excluding the date of this Agreement.

                 SECTION 2.09. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000 the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans (in the case of Sterling Loans, such principal amount being the Current Dollar Amounts thereof then in effect).

                 SECTION 2.10. Mandatory Termination or Reduction of Commitments; Mandatory Prepayments. (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                 (b) The Commitment of each Bank shall be automatically reduced, on each Commitment Reduction Date, to an amount equal to such Bank's ratable share of (i) the amount of maximum aggregate Commitments set forth in
Schedule I with respect to such Commitment Reduction Date minus (ii) the aggregate amount of all reductions of the Commitments pursuant to Section 2.09 or Section 2.10(d) applicable to such Commitment Reduction Date pursuant to the following sentence. Each reduction of the Commitments pursuant to Section 2.09 or Section 2.10(d) shall be applied to reduce each amount set forth on Schedule I for each subsequent Commitment Reduction Date by an amount equal to the amount of such reduction divided by the number of Commitment Reduction Dates to occur on or after the date such reduction is effective.

                 (c) On each Commitment Reduction Date, the Company shall be obligated to repay such principal amount (together with accrued interest thereon) of each Bank's outstanding Committed Loans, if any, as may be necessary so that after such repayment the aggregate outstanding principal amount of such Bank's Committed Loans (in the case of Sterling Loans, such principal amount being the Current Dollar Amounts of such Sterling Loans in effect on such Commitment Reduction Date) does not exceed the amount of such Bank's Commitment as then reduced. Whenever the Interest Period specified in a Notice of Committed Borrowing includes (but does not end on) a Commitment Reduction Date on which a payment of Committed Loans will be required under this subsection (c), the Company shall consider whether it wishes to repay on such Commitment Reduction Date all or part of the Borrowing to be made pursuant to such Notice of Committed Borrowing and, if so, shall specify the aggregate amount so to be repaid in such Notice of Committed Borrowing. If the Company fails so to select the Committed Borrowing to be repaid on any Commitment Reduction Date, such Committed Borrowing shall be selected by the Agent.

                 (d) On the fifth Domestic Business Day following any Asset Sale that results in positive Excess Net Sales Proceeds, (i) the Company will deliver to each of the Banks a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company certifying the amount of such Excess Net Sales Proceeds from such Asset Sale, (ii) the Commitments shall be automatically reduced ratably by an amount equal to 100% of the amount of such Excess Net Sales Proceeds from such Asset Sale, (iii) the Company shall be obligated to repay such principal amount (together with accrued interest thereon) of each Bank's outstanding Committed Loans, if any, as may be necessary so that after such repayment the aggregate outstanding principal amount of such Bank's Committed Loans (in the case of Sterling Loans, such principal amount being the Current Dollar Amounts of such Sterling Loans in effect on the date of such reduction) does not exceed the amount of such Bank's Commitment as then reduced.

                 (e) If, on any Adjustment Date, either (i) the aggregate outstanding principal amount of any Bank's Committed Loans (in the case of Sterling Loans, such principal amount being the Current Dollar Amounts of such Sterling Loans in effect on such Adjustment Date) exceeds the amount of such Bank's Commitment or (ii) the aggregate outstanding principal amount of all Loans (in the case of Sterling Loans, such principal amount being the Current Dollar Amounts of such Sterling Loans in effect on such Adjustment Date) exceeds the aggregate amount of the Commitments, then on such Adjustment Date, the Company shall be obligated to repay such principal amount (together with accrued interest thereon) of each Bank's outstanding Committed Loans as may be necessary so that after such repayment (x) the aggregate outstanding principal amount of each Bank's Committed Loans (in the case of Sterling Loans, such principal amount being the Current Dollar Amounts of such Sterling Loans in effect on such Adjustment Date) does not exceed the amount of such Bank's Commitment on such Adjustment Date, and (y) the aggregate outstanding principal amount of all Loans (in the case of Sterling Loans, such principal amount being the Current Dollar Amounts of such Sterling Loans in effect on such Adjustment
Date) does not exceed the aggregate amount of the Commitments; provided that if the aggregate payment that is required to be made pursuant to this Section 2.10(e) on any Adjustment Date (other than any Adjustment Date referred to in clause (iii) of the definition herein of "Adjustment Date") is less than $1,000,000, then the Company shall not be required to make such payment on such Adjustment Date pursuant to this Section 2.10(e).

                 SECTION 2.11. Optional Prepayments. (a) The Company may, upon at least one Domestic Business Day's (or in the case of prepayments on any Sterling Borrowing, three Sterling Business Days') notice to the Agent, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating $10,000,000 (or, in the case of Sterling Borrowings, $10,000,000 in the Current Dollar Amounts of such Sterling Loans then in effect or L.5,000,000, at the option of the Company in its sole discretion) or any larger multiple of $1,000,000 (or, in the case of Sterling Borrowings, $1,000,000 in the Current Dollar Amounts of such Sterling Loans then in effect or L.1,000,000, as applicable), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that no partial prepayment of a Sterling Borrowing, a Euro-Dollar Borrowing or a Money Market Borrowing shall be made if after giving effect thereto the principal amount of such Borrowing would be less than $10,000,000 (or, in the case of Sterling Borrowings, the lesser of $10,000,000 in the Current Dollar Amounts of such Sterling Loans then in effect and L.5,000,000). Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                 (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company.

                 SECTION 2.12. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (London time in the case of Sterling Loans and Houston time in the case of all other Loans and fees) on the date when due, (i) in the case of fees and all Loans other than Sterling Loans, in Federal or other funds immediately available in Houston, to the Agent at its address referred to in Section 9.01, in Dollars, and (ii) in the case of Sterling Loans, in funds immediately available in London, to the Agent at its address referred to in Section 2.04(b), in Sterling. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Sterling Loans shall be due on a day which is not a Sterling Business Day, the date for payment thereof shall be extended to the next succeeding Sterling Business Day unless such Sterling Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Sterling Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                 (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due from the Company to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the

Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at (i) if such amount was distributed in Dollars, the Federal Funds Rate, and (ii) if such amount was distributed in Sterling, the higher of (x) the Federal Funds Rate and (y) the rate per annum determined by the Agent as being the average rate quoted to NationsBank for such day (or, if such day is not a Sterling Business Day, for the next preceding Sterling Business Day) for overnight transactions in Sterling in London with other leading banks.

                 (c) At the time of each payment of principal of any Loan, the Company shall specify, by notice to the Agent, the Loans to which such payment shall be applied. If the Company fails to so specify, the Agent shall apply such payment first to such Committed Loans as the Agent may select and, after payment in full of the Committed Loans, to such other Loans as the Agent may select.

                 SECTION 2.13. Funding Losses. If the Company makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to
Section 2.07(d) or Section 2.07(e), or if the Company fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), or if any Conversion of any Euro-Dollar Loan or Sterling Loan occurs on any day other than the last day of an Interest Period applicable thereto or fails to occur as contemplated herein, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin from the period after any such payment or failure to borrow and, in the case of any such payment or Conversion occurring on a day other than the last day of the applicable Interest Period, losses resulting from currency fluctuations after such payment or such Conversion; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error; provided further that, the Company shall not be required to reimburse a Bank for any such loss or expense resulting from the failure of a Conversion to occur if such failure is the fault of such Bank.

                 SECTION 2.14. Computation of Interest and Fees. Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest based on the Sterling Interbank Offered Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                 SECTION 2.15. Chapter 15. In no event shall the provisions of Article 5069, Chapter 15 of the Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to any Loan made hereunder.

                 SECTION 2.16. Maximum Interest Rate. (a) Nothing contained in this Agreement or the Notes shall require the Company to pay interest at a rate exceeding the maximum rate permitted without penalty by applicable law. Each provision in the Financing Documents and any other agreement executed in connection herewith is expressly limited so that in no event whatsoever shall the amount paid thereunder, or otherwise paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement, exceed that amount of money which would cause the effective rate of interest thereon to exceed the maximum rate of interest permitted without penalty under applicable law, and all amounts payable under the Financing Documents or any other agreement executed in connection herewith, or otherwise payable in connection therewith, shall be subject to reduction so that such amounts paid or payable for the use, forbearance or detention of money to be loaned under this Agreement shall not exceed that amount of money which would cause the effective rate of interest thereon to exceed the maximum rate of interest permitted without penalty under applicable law.

                 (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.07, would exceed the maximum amount permitted without penalty by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

                 (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to
Section 2.07, would be less than the maximum amount permitted without penalty by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.

                 (d) In the event that maturity of the Loans is accelerated for any reason, or in the event of any required or permitted prepayment of the Loans, then such consideration that constitutes interest payable for the account of any Bank shall never include more than the maximum amount allowed without penalty by applicable law to be charged by such Bank and excess interest, if any, payable for the account of such Bank pursuant to its Note, this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Loans of such Bank (or, to the extent in excess of such Loans, refunded by such Bank to the Company).

                 (e) It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received for the account of any Bank under the Note held by it, under this Agreement, under any other agreement executed in connection herewith or otherwise in connection with the Loans or the Commitment of such Bank for the purpose of determining whether such rate exceeds the maximum nonusurious interest rate applicable to such Bank, shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated terms of the Loans evidenced by such Note all interest at any time contracted for, charged or received by such Bank in connection therewith.

                 (f) To the extent that any Bank may be subject to Texas law limiting the amount of interest payable for its account, such Bank shall utilize the indicated (weekly) rate ceiling from time to time in effect as provided in Article 5069-1.04 of the Revised Civil Statutes of Texas, as amended.

         SECTION 2.17. Taxes. (a) Any and all payments by the Company hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding (i) in the case of the Agent, each Co-Agent and each Bank, United States federal income taxes and, without duplication, any taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Agent, such Co-Agent or such Bank, as the case may be, is organized or any political subdivision thereof and (ii) in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, any Co-Agent or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Bank, such Co-Agent or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, assessments, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the Notes (hereinafter referred to as "Other Taxes").

                 (c) The Company will indemnify each Bank, each Co-Agent and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Bank, such Co-Agent or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payments under any indemnification provided for in this Section 2.17(c) shall be made within 30 days from the date such Bank, such Co-Agent or the Agent (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to the Agent, at its address referred to in
Section 9.01, the original or a certified copy of a receipt evidencing payment thereof. Should any Bank, any Co-Agent or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank, such Co-Agent or the Agent, as the case may be, would not be entitled but for the payment by the Company of Taxes as required by this Section 2.17 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank, such Co-Agent or the Agent, as the case may be, in its sole discretion), such Bank, such Co-Agent or the Agent, as the case may be, thereupon shall repay to the Company an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank, such Co-Agent or the Agent, as the case may be, and reasonably determined by such Bank, such Co-Agent or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

                 (e) Each Bank represents that it is either (i) a corporation, association or other entity organized under the laws of the United States or any state thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement or the Notes. Each Bank that is not organized under the laws of the United States or any state thereof (a "Foreign Bank") agrees to provide to the Company and the Agent, on or prior to the date of this Agreement in the case of each Foreign Bank signatory hereto, and on the date of the Assignment pursuant to which it became a Bank in the case of each other Foreign Bank, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Foreign Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Foreign Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Foreign Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Foreign Bank from duly completing and delivering any such form with respect to it and such Foreign Bank advises the Company and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax. Each Bank agrees to indemnify and hold the Company and the Agent harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by them as a result of either (a) such Bank's failure to submit any form that it is required to provide pursuant to this Section 2.17(e) or (b) the Agent's and the Company's reliance on any such form which such Bank has provided to them, or on the representation of such Bank made to them pursuant to this Section 2.17(e).

                 (f)      If any Taxes are paid by the Company pursuant to this
Section 2.17 in respect of the Applicable Lending Office of any Bank, such Bank will, if requested to do so by the Company, designate a different Applicable Lending Office if such designation will avoid the need to pay, or reduce the amount of, such Taxes and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

                 SECTION 2.18. Conversions. (a) The Company may on any Sterling Business Day, upon notice given to the Agent no later than 10:00 a.m. (Houston time) on the third Sterling Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.02 and Article VIII and the other provisions hereof, Convert all Committed Loans comprising one or more Borrowings; provided, that (i) Loans comprising a Borrowing may not be Converted if after giving effect to such Conversion, such Borrowing would be
(A) a Euro-Dollar Borrowing and the outstanding principal amount of such Borrowing would be less than $10,000,000 or (B) a Sterling Borrowing and the outstanding principal amount of such Sterling Borrowing would be less than the lesser of L.5,000,000 and $10,000,000 (based on the Current Dollar Amount of the Sterling Loans comprising such Sterling Borrowing then in effect), and (ii) no Conversion (other than changing Euro-Dollar Loans or Sterling Loans into Base Rate Loans) may be made if any Event of Default is then existing. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, (iii) if after giving effect to such Conversion, such Borrowing would be a Euro-Dollar Borrowing or a Sterling Borrowing, the commencement date and duration of the proposed Interest

Period for each Loan comprising such Borrowing, and (iv) the nature of such Conversion (i.e., whether such Conversion is a change of Committed Loans of one Type into another Type, a continuation of Euro-Dollar Loans or Sterling Loans as such for an additional Interest Period or an election to change an Interest Period). Each such notice shall be irrevocable.

                 (b) If the aggregate unpaid principal amount of Euro-Dollar Loans comprising any Borrowing shall be reduced by payment or prepayment or otherwise, to less than $10,000,000, such Loans shall automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

                 (c) If the Company shall fail (whether as a result of the proviso to the first sentence of Section 2.18(a) or otherwise) to select the duration of any Interest Period for any Euro-Dollar Loans or Sterling Loans in accordance with the provisions contained in the definition herein of "Interest Period", or if there shall be any Event of Default, such Loans will automatically on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

                 SECTION 2.19. Sterling Loans. (a) At or before 11:00 A.M. (London time) two Sterling Business Days before each Adjustment Date or as soon thereafter as practicable, each Reference Bank agrees to use its best efforts to furnish to the Agent the information contemplated by the definition herein of "Current Exchange Rate". Promptly thereafter and in any event by 4:00 P.M. (London time) or as soon thereafter as practicable (subject to the last sentence of this Section 2.19(a)), the Agent shall determine the Current Exchange Rate and the Current Dollar Amount of each Sterling Loan. All determinations of any Current Exchange Rate or any Current Dollar Amount from time to time shall be made by the Agent, which determinations shall be conclusive in the absence of manifest error, and the Agent shall give prompt notice to the Banks and the Company of each such determination. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant Current Exchange Rate and Current Dollar Amounts on the basis of the information furnished by the remaining Reference Bank or Banks or, if no such information is available on a timely basis, the then existing Current Exchange Rate shall continue to apply and the provisions of Section 8.01(b) shall apply.

                 (b) The Company expressly agrees that all payments of principal of and interest on Sterling Loans shall be made in Sterling.

                 (c) If (i) on any date on which a Notice of Committed Borrowing or notice of Conversion is given by the Company to the Agent, the aggregate outstanding principal amount of the Loans plus the principal amount of any new Borrowing (in the case of outstanding Sterling Loans and in the case of any new Sterling Borrowing, such principal amounts being the Current Dollar Amounts thereof as of the date such notice is given) would not exceed the aggregate amount of the Commitments, and (ii) upon recalculation of the Current Dollar Amounts prior to such new Borrowing or

Conversion, as the case may be, as contemplated by Section 2.19(a) and the relevant definitions herein, the aggregate outstanding principal amount of the Loans plus the principal amount of any new Borrowing (in the case of outstanding Sterling Loans and in the case of any new Sterling Borrowing, such principal amounts being the Current Dollar Amounts thereof immediately following such recalculation) would exceed the aggregate amount of the Commitments, then (x) if such excess is equal to or greater than $1,000,000, the requested amount of such new Borrowing or Conversion shall be deemed to be decreased by the amount of such excess (with such decrease being applied to each of the Banks ratably based on their respective Commitments), and (y) if such excess is less than $1,000,000, the requested amount of such new Borrowing or Conversion shall not be decreased and such excess shall be a "Permitted Excess" applicable to such Sterling Borrowing.


                                  ARTICLE III

                                   CONDITIONS

                 SECTION 3.01. Initial Borrowing. The obligation of any Bank to make a Loan on the occasion of the initial Borrowing on or after the date of this Agreement is subject to the satisfaction (or waiver in accordance with Section 9.05) of each of the following conditions:

                 (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                 (b) receipt by the Agent for the account of each Bank of a duly executed Note of the Company dated on the date of this Agreement complying with the provisions of Section 2.05;

                 (c) receipt by the Agent of an opinion of Newton W. Wilson, III, General Counsel of the Company, substantially in the form of Exhibit F hereto;

                 (d) receipt by the Agent of an opinion of Andrews & Kurth L.L.P., special counsel for the Company, substantially in the form of Exhibit G hereto;

                 (e) receipt by the Agent of an opinion of Bracewell & Patterson, L.L.P., special counsel for the Agent, substantially in the form of Exhibit H hereto;

                 (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of each of the Financing Documents, and any other matters relevant thereto, all in form and substance satisfactory to the Agent;

                 (g) receipt by the Agent of a certificate of an officer of the Company stating the rating by S&P and Moody's of all senior unsecured long-term debt of the Company as in effect on the date of this Agreement; and

                 (h) receipt by the Agent of a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company certifying, as of the date of this Agreement, that no Default exists.

                 SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions (in addition to the conditions set forth in Section 3.01):

                 (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                 (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans (in the case of Sterling Loans, such principal amount being the Current Dollar Amounts of such Sterling Loans in effect as of the date of such Borrowing) will not exceed the aggregate amount of the Commitments plus the Permitted Excess, if any, applicable to such Borrowing in accordance with Section 2.19(c);

                 (c) the fact that immediately prior to and immediately after such Borrowing, no Default shall have occurred and be continuing; and

                 (d) the fact that the representations and warranties of the Company contained in this Agreement (except, in the case of any Borrowing subsequent to the first Borrowing on or after the date of this Agreement, the representations and warranties set forth in
         Section 4.04(a) or (c)) shall be true and correct in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 The Company represents and warrants that:

                 SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to own its assets and to carry on its business as now conducted and is duly qualified as a foreign corporation in good standing in each jurisdiction where the nature of its business or the ownership or leasing of its properties requires such qualification and where the failure so to qualify could have a material adverse effect on the business, financial position, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary or Affiliate is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act or any other law or regulation which limits the incurrence by the Company or any Subsidiary of Debt, including, but not limited to, laws relating to common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

                 SECTION 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Company of each Financing Document to which it is shown as being a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or the certificate of incorporation, by-laws or other charter documents of the Company or of any instrument or agreement evidencing or governing Debt or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any material Lien on any asset of the Company or any Subsidiary. All authorizations, consents and approvals of governmental bodies, agencies or officials required in connection with the execution, delivery and performance by the Company of the Financing Documents to which it is shown as being a party have been obtained and are in full force and effect.

                 SECTION 4.03. Binding Effect. This Agreement and each of the Notes have been duly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company.

                 SECTION 4.04.  Information.

                 (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, cash flows and common stock and other shareholders' equity for the fiscal year then ended, reported on by Price Waterhouse LLP and set forth in the Company's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                 (b) To the best knowledge of the Company, there are no statements or conclusions in any Engineering Report delivered pursuant hereto which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that such statements and conclusions are necessarily based upon professional opinions, estimates and forecasts, and the Company does not warrant that such opinions, estimates and forecasts will ultimately prove to have been accurate.

                 (c) The Company's 1995 Form 10-K does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading as of the date thereof. Except for matters of general public knowledge with respect to the oil and gas industry, the Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or may be reasonably expected so to affect (to the extent the Company can now reasonably foresee), the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries or the ability of the Company to perform its obligations under the Financing Documents.

                 (d) Since December 31, 1995 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

                 (e)      No Default exists.

                 SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties or interests at law or in admiralty or equity, before any court or arbitrator or any governmental body, agency or official, foreign or domestic, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of any Financing Document.

                 SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                 SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of existing Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it attempts to identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that existing Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

                 SECTION 4.08. Subsidiaries. All Restricted Assets are owned as of the date of this Agreement by the Company and the Persons listed in Part B of Schedule II hereto or, in the case of Restricted Assets sold since December 31, 1993, by Persons other than Unrestricted Subsidiaries. Part A of
Schedule II hereto contains a true, complete and accurate list of all Unrestricted Subsidiaries, and Part B of Schedule II hereto contains a true, complete and accurate list of all Restricted Subsidiaries as of the date of this Agreement.

                 SECTION 4.09. Ownership of Restricted Subsidiaries. The Company or a Restricted Subsidiary is the record and beneficial owner, free and clear of all Liens (other than those permitted by Section 5.07), of (i) all of the issued and outstanding capital stock (other than directors' qualifying shares and shares beneficially owned by the Company or a Restricted Subsidiary and held by nominees of the Company or a Restricted Subsidiary solely to satisfy requirements of local law) and other ownership interests of each Restricted Subsidiary (except Unimar and the Unimar Restricted Subsidiaries and any other Restricted Subsidiary the capital stock of which is sold pursuant to a sale permitted by Section 5.14) and (ii) except during any period during which Unimar is an Unrestricted Subsidiary or ceases to be a Subsidiary, at least 50% of the ownership interest in Unimar and the Unimar Restricted Subsidiaries. Except as disclosed on Schedule VI, there are no outstanding options, warrants or other rights to acquire any capital stock or other ownership interest of any Restricted Subsidiary.

                 SECTION 4.10. Title to Properties. The Company and each of the Subsidiaries have good title, free and clear of all Liens, claims, burdens and title defects, to all of the material assets reflected in the Company's or such Subsidiary's books and records as being owned by them except Liens permitted by this Agreement and claims, burdens and title defects not materially adverse in the aggregate.

                 SECTION 4.11. Taxes and Other Obligations. Consolidated United States Federal income tax returns of the Company and the Subsidiaries have been examined by the Internal Revenue Service, or the statutory period for such examination has expired, for all years up to and including the year ended December 31, 1989, and all assessed deficiencies resulting from such examination have been discharged or reserved against as required by generally accepted accounting principles. The Company and the Subsidiaries have filed all United States Federal, state and local income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same became delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, other than those taxes being diligently contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes are, in the opinion of the Company, adequate. The Company and the Subsidiaries have set up such reserves as are required by generally accepted accounting principles for the payment of additional taxes for years which have not been audited by the respective tax authorities. The Company and the Subsidiaries have paid all other material obligations when due other than those being contested in good faith by appropriate proceedings.

                 SECTION 4.12. Regulation U. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G) or margin stock (within the meaning of Regulation U). Following the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Company, or of the Company and its Subsidiaries, which are subject to any arrangement with the Agent or any Bank (herein or otherwise) whereby the Company's or any Subsidiary's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted will be any such margin stock.

                 SECTION 4.13. Certain Obligations. Neither the Company nor any Subsidiary has any obligation to make payments on the Joint Venture Debt other than those permitted by Section 5.17. The only Non-Recourse Debt existing on the date of this Agreement is the Existing Pakistan Non-Recourse Debt.

                 SECTION 4.14. United Kingdom Assets. Substantially all of the Restricted Assets located in the United Kingdom (including the United Kingdom Sector of the North Sea) are directly owned by UTPL as of the date of this Agreement.


                                   ARTICLE V

                                   COVENANTS

                 The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

                 SECTION 5.01. Information. The Company will deliver to each of the Banks:

                 (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and common stock and other shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Price Waterhouse LLP or other independent public accountants of nationally recognized standing;

                 (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to preparation in accordance with generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the treasurer of the Company;

                 (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.05 and
         5.15 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company and its Subsidiaries are taking or propose to take with respect thereto;

                 (d) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Company, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company certifying (i) the rating (or lack of a rating thereof) by each of S&P and Moody's on the senior unsecured long-term debt of the Company on the date of such certificate, (ii) the Unimar Percentage as of the end of such quarter and the amounts as of the end of such quarter of Consolidated Debt, Defeased Debt, Excluded Subordinated Debt, Debt of the Company and its Consolidated Subsidiaries determined on a consolidated basis, Debt of the Company and the Restricted Subsidiaries determined on a consolidated basis, Debt of Unimar, Debt of Unrestricted Subsidiaries, Excess Letter of Credit/Guarantee Amount, Non-Restricted Asset Non-Recourse Debt, Non-Recourse Debt of the Company and the Restricted Subsidiaries, and Restricted Subsidiaries Recourse Debt, and (iii) each Asset Sale that has been consummated during such quarter, the Fair Market Value of the Restricted Assets subject thereto, the amount of fees, commissions, expenses and taxes related thereto, the Net Sales Proceeds therefrom and the cumulative amount of the Excess Net Sales Proceeds from all Assets Sales since December 31, 1993;

                 (e) within five days after the chief financial officer, the chief accounting officer or treasurer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth the details thereof and the action which the Company and its Subsidiaries are taking or propose to take with respect thereto;

                 (f) immediately upon the filing of, or any material development in, any litigation or the occurrence of any other event or contingency, if such development, litigation, event or contingency could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth the details of such development, litigation, event or contingency and the action which the Company and its Subsidiaries are taking or propose to take with respect thereto;

                 (g) as soon as available and in any event within 100 days after the end of each fiscal year of each Restricted Subsidiary (other than the Unimar Restricted Subsidiaries), a consolidated balance sheet of such Restricted Subsidiary and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and common stock and other shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified as to preparation in accordance with generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the treasurer of such Restricted Subsidiary;

                 (h) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of each Restricted Subsidiary (other than the Unimar Restricted Subsidiaries, Union Texas Petroleum Energy Corporation and Union Texas International Corporation), a consolidated balance sheet of such Restricted Subsidiary and its consolidated subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of such Restricted Subsidiary's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of such Restricted Subsidiary's previous fiscal year, all certified (subject to normal year-end adjustments) as to preparation in accordance with generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the treasurer of such Restricted Subsidiary;

                 (i) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                 (j) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

                 (k) at least 45 days prior to the closing of each Asset Sale that will result in aggregate Net Sales Proceeds (for such sale or, if such sale is one of a series of related sales, for all sales and contemplated sales in such series) of $50,000,000 or more, notice of such sale describing the assets to be sold and the estimated Net Sales Proceeds thereof;

                 (l) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under the regulations issued under Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice;
         (iv) applies for a waiver of the minimum funding standard under
         Section 412 of the Internal Revenue Code, a copy of such application;
         (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
         Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

                 (m) within 5 days after the chief financial officer, the treasurer or the controller of the Company has knowledge of any filing under Rule 13d of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, a copy thereof;

                 (n) within 5 days after receipt by the Company of any written agreement of the type referred to in Section 6.01(k)(iii)(c),
         (A) a copy thereof except that (i) if such written agreement has not been filed with the Securities and Exchange Commission and is not otherwise public information, each Bank as a condition to receiving a copy of such written agreement may be required to sign, prior to receipt thereof, a confidentiality agreement pursuant to which it agrees that it will treat such written agreement in a confidential manner until such written agreement otherwise becomes public, except for disclosure (a) to counsel for and other advisors, accountants and auditors of such Bank, (b) as may be required by statute, decision, order, rule, regulation or other law, (c) to regulatory authorities,
         (d) in connection with any litigation involving such written agreement, such confidentiality agreement or any of the Financing Documents, and (e) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation or other transfer or prospective transfer of any of such Bank's interests hereunder provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, transferee, or prospective transferee shall have entered into a confidentiality agreement for the benefit of the Company substantially upon the terms of this Section 5.01(n), and (ii) if the Company is contractually prohibited from delivering a copy of such written agreement to the Banks, the Company shall not be required to deliver such written agreement unless such prohibition has been waived, but the Company shall use reasonable efforts to obtain such waiver or if it is a party to such written agreement to prevent any such prohibition from being included therein, and (B) if the Company is a party to such written agreement, but is excused pursuant to clause (A)(ii) of this Section 5.01(n) from delivering a copy thereof to the Banks, the Company shall notify the Banks of the existence of such written agreement (but not the content thereof or other parties thereto), but as a condition to receiving such notice the Banks may be required to sign, prior to receipt of such notice, a confidentiality agreement conforming to clause (A)(i) of this Section 5.01(n);

                 (o) by May 1 of each year, an Engineering Report as of the last day of the immediately preceding year;

                 (p) promptly upon the closing of the sale or other disposition of any capital stock of UTPC or any option, warrant or other right to acquire any such capital stock, notice thereof;

                 (q) promptly after any change in or termination of the rating of any senior unsecured long-term debt of the Company by S&P or Moody's, notice thereof.

                 (r) from time to time such additional information regarding the financial position or business of the Company or any Subsidiary as the Agent, at the request of any Bank, may reasonably request.

                 SECTION 5.02. Affirmative Covenants. The Company will maintain its existence and cause each Restricted Subsidiary to maintain its existence except in the case of (i) a merger of a Restricted Subsidiary into the Company in a merger permitted by Section 5.08 hereof, (ii) the merger of a Restricted Subsidiary into another Restricted Subsidiary, if immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing, and (iii) any Asset Sale in the form of the merger of a Restricted Subsidiary into another Person, if immediately after such merger (and giving effect thereto), no Event of Default shall have occurred and be continuing. The Company and each Subsidiary shall:

                 (a) Conduct of Business; Property. Cause all material property useful and necessary in its business to be maintained in good working order and condition and to be operated prudently in accordance with good industry practice; and to the extent consistent with prudent business practices, defend its right, title and interest in its material properties against all adverse claims.

                 (b) Compliance with Laws. Comply with all applicable laws, ordinances, rules, regulations and reporting, filing and other requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                 (c) Inspection of Property, Books and Records. Keep proper books of record and account in accordance with sound accounting practices; and permit representatives of any Bank, at such Bank's sole risk and expense, to visit and inspect any of its properties (subject to obtaining any required consent of third-party operators), to examine and make abstracts and copies from any of its books and records and to discuss its affairs, finances and accounts with its officers and employees, and use its best efforts to make its independent public accountants available to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries, all at such reasonable times and as often as may reasonably be desired.

                 SECTION 5.03. Primary Business. The exploration for, and production and marketing of, Hydrocarbons will continue to be the primary business of the Company and its Subsidiaries taken as whole.

                 SECTION 5.04. Insurance. The Company will maintain, and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business; and will furnish to the Banks, upon written request from the Agent, full information as to the insurance carried.

                 SECTION 5.05. Debt. (a) At no time will Restricted Subsidiaries Recourse Debt exceed $75,000,000.

         (b) Consolidated Debt will not, on the last day of any calendar quarter, exceed 3.75 times Operating Cash Flow for the four calendar quarters ending on such day.

         (c) Neither the Company nor any Restricted Subsidiary will create, assume or otherwise incur any Debt if at the time of creation, assumption or incurrence of such Debt or after giving effect to the creation, assumption or incurrence of such Debt, any Event of Default would exist; provided that the Company or any Restricted Subsidiary may renew or extend (but not increase) its own Debt.

                 SECTION 5.06. Restricted Payments. Neither the Company nor any Subsidiary shall declare or make any Restricted Payment unless, immediately prior thereto and immediately thereafter, no Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall make any Restricted Transfer unless, immediately prior thereto and immediately thereafter, no Event of Default shall have occurred and be continuing, provided that the Company or any Subsidiary can make Restricted Transfers in the form of Investments in an Affiliate, Unrestricted Subsidiary or subsidiary of an Unrestricted Subsidiary if (i) such Affiliate, Unrestricted Subsidiary or subsidiary, as the case may be, has no outstanding Debt at the time of such Investment and does not thereafter create, assume or otherwise incur any Debt while any Event of Default is continuing and (ii) the Company notifies the Banks of any such Investment in excess of $5,000,000 at least ten days prior to such Investment. Nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if payment of such dividend or distribution was not prohibited by this Agreement at the time such declaration was made.

                 SECTION 5.07. Negative Pledge. Neither the Company nor any Restricted Subsidiary will create, assume or suffer to exist (i) any Lien on any capital stock or other ownership interest of any Restricted Subsidiary now owned or hereafter acquired by it or any Lien on any option, warrant or other right to acquire any capital stock or other ownership interest of any Restricted Subsidiary now owned or hereafter acquired by it, other than those described in Part A of Schedule III or (ii) any Lien on any other asset now owned or hereafter acquired by it, except for the following Liens on assets not referred to in the foregoing clause (i) of this Section:

                 (a) Liens existing on the date of this Agreement, securing Debt outstanding and other obligations (including contractual obligations) existing on the date of this Agreement and, except in the case of inchoate operator's Liens, described in Part B of Schedule III hereto;

                 (b) any Lien (i) on any Non-Restricted Asset securing only Non-Restricted Asset Non-Recourse Debt of the Company or any Restricted Subsidiary or (ii) on any asset of Virginia Indonesia Company, Virginia International Company or Union Texas East Kalimantan Limited securing Joint Venture Debt;

                 (c) mechanics', materialmen's, carriers' and other statutory Liens, but only if arising, and only so long as continuing, in the ordinary course of business; or deposits or pledges to obtain the release of any such Lien; or easements, encroachments or other title defects which do not materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                 (d) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $15,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                 (e) Liens on any interest in a Partnership arising under any agreement creating or governing such Partnership (including Unimar) and securing only obligations of the members of such Partnership to make Investments in such Partnership;

                 (f) Liens arising under any customary provision of any joint operating agreement or similar agreement relating to the exploration, production, development or transportation of oil and gas;

                 (g) Liens not otherwise permitted by the foregoing clauses of this Section on assets (other than any of the Restricted Assets) securing Debt in an aggregate principal amount at any time outstanding not to exceed $20,000,000;

                 (h) any Lien securing the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by the foregoing subsection (a) of this Section, provided that such Debt is not increased from the lesser of the amount of such Debt set forth on
         Schedule III hereto or the amount of such Debt outstanding immediately prior to such refinancing, extension, renewal or refunding, and such Lien does not cover any property that is not described on Schedule III hereto as securing such Debt; and

                 (i) Liens in favor of third parties on cash, treasury securities and other property deposited in margin accounts relating to, or otherwise delivered as collateral for any obligation of the Company or any Subsidiary under, any contract of the Company or any Subsidiary evidencing any Derivative Transaction or other hedge obligation; provided, that the aggregate Fair Market Value of all such cash, treasury securities and other property subject to such Liens shall not exceed from time to time $15,000,000.

                 SECTION 5.08. Consolidations and Mergers. The Company will not consolidate or merge with or into any Person, provided that the Company may merge with another Person if the Company is the surviving corporation and, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing.

                 SECTION 5.09. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for general corporate purposes; provided that none of such proceeds will be used in any manner or for any purpose that results in any violation of any applicable law or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

                 SECTION 5.10. Addition of Guarantors. If any Subsidiary of the Company Guarantees (i) Debt (other than Funded Debt) of the Company having an aggregate outstanding balance less than $25,000,000, and any Guarantee of such Debt has not been released or terminated within 60 days of the date of the incurrence of such obligation or (ii) Debt (other than Debt described in clause
(i) above) of the Company, then the Company shall (a) cause all Loans and all other amounts payable at any time under any of the Financing Documents, including, without limitation, interest which accrues during a proceeding which occurs under the U.S. Bankruptcy Code or which would otherwise accrue under the terms of any of the Financing Documents, but for a proceeding under the U.S. Bankruptcy Code, to be equally and ratably guaranteed by such Subsidiary, (b) cause such Subsidiary to execute and deliver a subsidiary guaranty agreement in form and substance satisfactory to the Banks, and (c) deliver an opinion of counsel and officers' certificate to the effect that such subsidiary guaranty agreement has been duly authorized and executed by such Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Subsidiary, all in form and substance satisfactory to the Banks. "Funded Debt" of any Person means at any date, all Debt (including, without limitation, Debt incurred under any revolving credit, letter of credit or working capital facility) of such Person that matures by its terms, or that is renewable at the option of such Person to a date more than one year after the date on which such Debt is originally incurred.

                 SECTION 5.11. Restrictions on Dividends, Intercompany Loans, or Investments. The Company will not create or otherwise cause or permit to exist or become effective, or permit any Subsidiary to create or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction (other than the Financing Documents) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its capital stock or other ownership interests or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, or (ii) make any loans or advances to or other Investments in the Company or any Restricted Subsidiary, except any encumbrance or restriction in effect on the date of this Agreement and described on Schedule IV hereto.

                 SECTION 5.12. Loans and Advances. The Company will not make or permit to remain outstanding any cash loan or advance to any Person, or permit any Restricted Subsidiary to make or permit to remain outstanding any cash loan or advance to any Person, except (i) loans and advances to Subsidiaries or joint ventures, partnerships or other business ventures in which the Company or any Subsidiary has or is contemporaneously acquiring an interest or participation; and (ii) other loans and advances not exceeding $10,000,000 at any time outstanding.

                 SECTION 5.13. Cross-Default. The Company will not create, assume, otherwise incur or suffer to exist, or permit any Restricted Subsidiary to create, assume, otherwise incur or suffer to exist, any Debt if the maturity of such Debt is or may be accelerated (assuming the giving of notice or lapse of time or both), in whole or in part, as a result of any default under, or acceleration of (i) any Non-Recourse Debt of the Company or any Restricted Subsidiary or (ii) any Debt of any Unrestricted Subsidiary, unless the Required Banks shall have given their prior written consent to such Debt of the Company or Restricted Subsidiary to be so created, assumed or otherwise incurred, which consent will not be unreasonably withheld; provided that this Section
5.13 shall not prohibit a provision in a Guarantee of the Company or a Restricted Subsidiary Guaranteeing Debt of an Unrestricted Subsidiary that provides that the payment obligation under such Guarantee may be accelerated upon default under or acceleration of such Debt.

                 SECTION 5.14. Subsidiaries. The Company will at all times own, either directly or through one or more Restricted Subsidiaries, free and clear of all Liens (other than those permitted by Section 5.07), 100% of all issued and outstanding capital stock (other than directors' qualifying shares and shares beneficially owned by the Company or a Restricted Subsidiary and held by nominees of the Company or a Restricted Subsidiary solely to satisfy requirements of local law) and other ownership interests of each Restricted Subsidiary and all options, warrants and other rights to acquire any such capital stock or any such ownership interest, except for (i) Unimar and the Unimar Restricted Subsidiaries, (ii) any Restricted Subsidiary sold or otherwise disposed of pursuant to an Asset Sale, if after giving effect to such Asset Sale, the Company does not own, directly or indirectly, any interest in such Restricted Subsidiary, and (iii) those options described on Schedule VI. The Company will at all times own, either directly or through one or more Restricted Subsidiaries, free and clear of all Liens (other than those permitted by Section 5.07), 50% or more of the ownership interest in Unimar and the Unimar Restricted Subsidiaries and all options, warrants and other rights to acquire any such ownership interest (other than those described on Schedule
VI); provided that the Company and the Restricted Subsidiaries may sell all of their ownership interest in Unimar and the Unimar Restricted Subsidiaries and such options, warrants and other rights if, after giving effect to such sale, the Company does not own, directly or indirectly, any interest in Unimar, the Unimar Restricted Subsidiaries or any such option, warrant or other right. The Company will not at any time permit any Restricted Subsidiary that is not a Unimar Restricted Subsidiary to become a Unimar Restricted Subsidiary. The Company will not permit any Restricted Asset to be sold, leased, transferred or otherwise disposed of to any Person that was an Unrestricted Subsidiary immediately prior thereto if any Default then exists or would result. The Company will not permit any Restricted Subsidiary to issue any preferred stock unless such preferred stock at all times is owned only by the Company. The Company will not permit any Restricted Subsidiary to own, directly, both (a) any UK Asset and (b) any Non-UK Asset.

                 SECTION 5.15. Adjusted Equity and Interest Coverage. The Company will at all times maintain Adjusted Equity of $350,000,000 or more. The Company will cause EBITDA for each period of four consecutive calendar quarters to exceed 4.00 times Cash Interest Expense for such period.

                 SECTION 5.16. Excluded Subordinated Debt and Preferred Stock. Neither the Company nor any Subsidiary will pay, prepay, purchase, redeem, defease, acquire, exchange or convert any preferred stock (other than Restricted Preferred Stock) or any Excluded Subordinated Debt, except (a) exchanges for or conversions to common stock of the Company, (b) payments of interest when due required by the terms of any such Excluded Subordinated Debt as such terms are in effect on the date such Excluded Subordinated Debt is incurred and (c) if no Event of Default exists, payments of ordinary periodic dividends (excluding liquidating dividends) on such preferred stock in accordance with the terms thereof as such terms are in effect on the date such preferred stock is issued.

                 SECTION 5.17. Certain Obligations. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any obligation on its part to make any payment on the Joint Venture Debt other than (a) the obligations set forth in the agreements listed on Schedule V hereto with respect to Joint Venture Debt in existence on the date of this Agreement and
(b) obligations substantially similar to those referred to in clause (a) with respect to Joint Venture Debt created, incurred, assumed or arising after the date of this Agreement.

                 SECTION 5.18. Restrictions on Asset Sales. (a) The Company will not and will not permit any of its Restricted Subsidiaries to enter into any Asset Sale if after giving effect thereto any Event of Default would exist.

         (b) The Company will not permit to occur any Asset Sale involving, directly or indirectly, any UK Assets if the aggregate Net Sales Proceeds of all Asset Sales involving, directly or indirectly, UK Assets since December 31, 1993 would exceed $250,000,000.

                 SECTION 5.19. Conversion to Unrestricted Subsidiary. The Company may convert a Restricted Subsidiary into an Unrestricted Subsidiary by giving the Agent notice of such conversion at least 5 Domestic Business Days prior to such conversion; provided that (i) no Restricted Subsidiary shall be so converted so long as it owns directly or indirectly any interest in any Restricted Asset and (ii) no such conversion shall be made if at the time of such notice or after giving effect to such conversion, any Default would exist.

                                   ARTICLE VI

                                    DEFAULTS

                 SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                 (a) the Company shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

                 (b) the Company or any Subsidiary shall fail to observe or perform any covenant contained in Sections 5.05 to 5.18, inclusive;

                 (c) the Company or any Subsidiary shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

                 (d) any representation, warranty, certification or statement made by the Company or any Subsidiary in this Agreement or made in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                 (e) the Company or any Restricted Subsidiary shall fail to make any payment in respect of any Material Debt (other than the Notes) when due or within any applicable grace period;

                 (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt of the Company or any Restricted Subsidiary (other than the Notes) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                 (g) the Company or any Restricted Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (h) an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                 (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

                 (j) a judgment or order for the payment of money in excess of $15,000,000 (net of applicable insurance coverage which is acknowledged by the insurer) shall be rendered against the Company or any Restricted Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                 (k) any Person or two or more Persons acting in concert, together with any affiliates thereof, (i) shall have acquired beneficial ownership, directly or indirectly, (a) within any 12 month period, of (1) more than 25% of the Company's common stock or (2) securities representing more than 25% of the combined voting power of all securities of the Company entitled to vote in the election of directors (other than securities having such power only by reason of the happening of a contingency) ("Voting Securities"), or (b) within any 24 month period, of (1) more than 40% of the Company's common stock or (2) more than 40% of the Company's Voting Securities, (ii) owns a higher percentage of the Company's common stock or Voting Securities than the percentage owned by Kohlberg Kravis Roberts & Co. and/or non-operating investment entities it controls, and (iii) either
         (a) owns 50% or more of the Company's common stock or Voting Securities, (b) directly or indirectly elects or causes the election of Persons constituting in the aggregate a majority of the Board of Directors of the Company or any Restricted Subsidiary, or (c) exercises, directly or indirectly, by written agreement, control over the Company or any Restricted Subsidiary; provided that no Default or Event of Default shall occur under this subsection (k) until the Agent, following request by the Required Banks, gives notice to the Company that such an Event of Default is declared, and such notice may not be given after the date which is 45 days after the Banks actually receive notice from the Company to the effect that the matters set forth in clauses (i), (ii) and (iii) have occurred (for purposes of this provision, "beneficial ownership" shall mean beneficial ownership within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and the number and percentage of securities beneficially owned by any Person or Persons shall be calculated in accordance with such Rule); or

                 (l) any "Event of Default", as defined in the Short-Term Credit Agreement, shall occur;

then, and in every such event, the Agent shall (i) if requested by Banks having at least 51% in the aggregate amount of the Commitments, by notice to the Company terminate the Commitments and, upon the giving of such notice by the Agent, they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing at least 51% in aggregate principal amount of the Loans (in the case of Sterling Loans, such principal amount being the Current Dollar Amounts of such Sterling Loans then in effect), by notice to the Company declare the Notes (together with accrued interest thereon) to be, and, upon the giving of such notice by the Agent, the Notes shall thereupon become, immediately due and payable without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (g) or (h) above, without any notice to the Company or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                 SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII

                                   THE AGENT

                 SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                 SECTION 7.02. Agent and Affiliates. NationsBank shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and NationsBank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or other affiliate of the Company as if it were not the Agent hereunder.

                 SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                 SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company or any Subsidiary), independent public accountants, independent petroleum engineers and other experts selected by it and the Agent shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants, engineers or experts.

                 SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company or any Subsidiary; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection herewith; or (v) the accuracy of any Engineering Report. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                 SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Agent hereunder (IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT, EXCEPT FOR SUCH NEGLIGENCE AS IS SO DETERMINED TO CONSTITUTE GROSS NEGLIGENCE, SUCH INDEMNIFICATION DOES EXTEND TO THE CONSEQUENCES OF THE ORDINARY NEGLIGENCE, WHETHER SOLE OR CONTRIBUTORY, OF THE AGENT).

                 SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                 SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Company shall have the right, with the consent of the Required Banks, to appoint a successor Agent. If no successor Agent shall have been so appointed with the consent of the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                 SECTION 7.09. Agent's Fees. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

                 SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. (a) If on or prior to the first day of any of any Interest Period (unless such Interest Period is an Interest Period for Sterling Loans):

                 (i) the Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                 (ii) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (1) the obligations of the Banks to make Euro-Dollar Loans, or make any Conversion that results in any Loan becoming or remaining a Euro-Dollar Loan, shall be suspended, and (2) unless the Company notifies the Agent before 10:00 A.M. (Houston time) on the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (x) if such Fixed Rate Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (y) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the sum of the Base Rate for such day plus at such times as any Event of Default exists, 1%.

                 (b) If on or prior to the first day of any Interest Period for any Sterling Loan:

                 (i) the Agent is advised by the Reference Banks that deposits in Sterling (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                 (ii) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Sterling Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Sterling Loans for such Interest Period, or

                 (iii) any Bank advises the Agent that such Bank reasonably believes that having its Sterling Loan outstanding for such Interest Period could reasonably be expected to result in a reduction in interest payable to such Bank pursuant to Section 2.16(a) or 2.16(b), or

                 (iv) none of the Reference Banks furnishes the Agent with the information contemplated by Section 2.19(a) or Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that Sterling is not freely convertible and freely transferable into Dollars or that Dollars are not freely convertible and freely transferable into Sterling, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist:

         (1) the obligations of the Banks to make new Sterling Loans, or make any Conversion that results in any Loan (other than an existing Sterling Loan) becoming a Sterling Loan, shall be suspended and (A) unless the Company notifies the Agent before 10:00 A.M. (Houston time) on the date specified for any new Sterling Borrowing for which a Notice of Borrowing has previously been given, that it elects not to borrow on such date, such Sterling Borrowing shall instead be made as a Base Rate Borrowing (based on the Current Dollar Amount of such Sterling Borrowing, but subject to the provisions and limitations applicable to all Base Rate Borrowings set forth herein), and (B) unless the Company notifies the Agent before 10:00 A.M. (Houston time) on the date specified for any Conversion of a Loan (other than an existing Loan) into a Sterling Loan for which a notice of Conversion has previously been given, that it elects not to Convert such Loan on such date, such Loan shall be Converted into a Base Rate Loan;

         (2) in the event that any of the circumstances referred to in paragraphs (i), (ii) or (iii) exist but none of the circumstances referred to in paragraph (iv) exists, the obligations of the Banks to make any Conversion that results in any Sterling Loan remaining a Sterling Loan shall be suspended;

         (3) in the event that any of the circumstances referred to in paragraph (iv) exist but none of the circumstances referred to in paragraphs (i), (ii) or (iii) exist, each existing Sterling Loan shall be Converted on the last day of each Interest Period therefor by continuing such Sterling Loan for additional one month Interest Period(s) until such time as the circumstances causing such suspension no longer exist; and

         (4) in the event that any of the circumstances referred to in paragraph (iv) exist and any of the circumstances referred to in paragraph (i), (ii) or (iii) exist, each existing Sterling Loan shall continue as a Sterling Loan but shall bear interest at (a) a rate per annum to be agreed upon by the Company and the Required Banks, acting reasonably and in good faith with a view to agreeing to an interest rate that is the economic equivalent of the interest rate that would have applied (for successive one month Interest Period(s) until such time as the circumstances causing such suspension no longer exist) had such event not existed, or (b) in the absence of such agreement referred to in the preceding clause (a), at the rate applicable to such Sterling Loan prior to such event.

                 SECTION 8.02. Illegality. (a) If, after (x) the date of this Agreement, in the case of any Euro-Dollar Loan or (y) the date of the related Money Market Quote, in the case of any Money Market LIBOR Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans or Money Market LIBOR Loans, as the case may be, or make any Conversion that results in any Loan becoming or remaining a Euro-Dollar Loan, and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or make any Conversion that results in any Loan becoming or remaining a Euro-Dollar Loan, or make Money Market LIBOR Loans, as the case may be, shall be suspended. Before giving any notice to the Agent pursuant to this Section 8.02(a), such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Money Market LIBOR Loans, as the case may be, to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan or Money Market LIBOR Loan, as the case may be, of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Company shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                 (b) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Sterling Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Sterling Lending Office) to make, maintain or fund its Sterling Loans or make any Conversion that results in any Loan becoming or remaining a Sterling Loan, and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Sterling Loans, or make any Conversion that results in any Loan becoming or remaining a Sterling Loan, as the case may be, shall be suspended. Before giving any notice to the Agent pursuant to this Section 8.02(b), such Bank shall designate a different Sterling Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Sterling Loans to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each such Sterling Loan of such Bank together with accrued interest thereon. Concurrently with prepaying each such Sterling Loan, the Company shall borrow a Base Rate Loan, and such Bank shall make such Base Rate Loan, in the principal amount equal to the Current Dollar Amount of such Sterling Loan from such Bank (on which interest and principal shall be payable contemporaneously with the related Sterling Loans of the other Banks) (or, if making such Base Rate Loan in such amount would result in (x) the aggregate outstanding principal amount of such Bank's Committed Loans (in the case of any remaining Sterling Loans, such principal amount being the Current Dollar Amounts of such remaining Sterling Loans then in effect) exceeding the amount of such Bank's Commitment then in effect, or (y) the aggregate outstanding principal amount of all Loans (in the case of any remaining Sterling Loans, such principal amount being the Current Dollar Amounts of such remaining Sterling Loans then in effect) exceeding the aggregate amount of the Commitments, in such lesser principal amount so that no such excess referred to in clause (x) or (y) would so result).

                 SECTION 8.03. Increased Cost and Reduced Return. (a) If after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or making any Conversion (other than changing Euro-Dollar Loans into Base Rate Loans), or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the Company shall not be obligated to compensate any Bank for any such reduction attributable to a period (i) more than 90 days prior to the giving of notice by such Bank to the Company of its intention to seek compensation under this subsection (a) or (ii) more than six months prior to the making of demand by such Bank for payment thereof in accordance herewith.

                 (b) If any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that the Company shall not be obligated to compensate any Bank for any such reduction attributable to a period (i) more than 90 days prior to the giving of notice by such Bank to the Company of its intention to seek compensation under this subsection (b) or (ii) more than six months prior to the making of demand by such Bank for payment thereof in accordance therewith.

                 (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                 SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans or Sterling Loans to the Company has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03(a) in respect of Euro-Dollar Loans or Sterling Loans and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section 8.04 shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                 (a) all Loans to the Company which would otherwise be made by such Bank as, or be Converted by such Bank as or into, Euro-Dollar Loans or Sterling Loans, as the case may be, shall instead be made as, or Converted into, Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                 (b) after each of its Euro-Dollar Loans or Sterling Loans, as the case may be, to the Company has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                 SECTION 8.05. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans or Sterling Loans has been suspended pursuant to Section 8.01(b)(iii) or Section 8.02, (ii) any Bank has demanded compensation under Section 8.03 or payment of Taxes or Other Taxes under
Section 2.17, or (iii) after satisfaction of all applicable conditions precedent, any Bank fails to fund when due any Committed Loan it is obligated to fund under this Agreement, the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank (any such Bank is herein called an "Affected Bank"). Each Affected Bank agrees to sell, without recourse, all of its Commitment, its interest in this Agreement and its Note to any such bank for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on the Loans of such Affected Bank and all commitment fees and other fees and amounts due such Affected Bank hereunder, calculated, in each case, to the date such Commitment, interest in this Agreement and Note are purchased (the principal of and accrued interest on Sterling Loans shall be paid in Sterling and all other amounts shall be paid in Dollars).


                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or
(z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer-back is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by facsimile transmission, when such facsimile is transmitted and accompanied by a telephone call to the party receiving such transmission or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

                 SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 9.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable documented out-of-pocket costs and expenses of the Agent and the Arranger incurred in connection with the syndication of this Agreement or the preparation of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket costs and expenses incurred by the Agent or incurred by any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

                 (b) The Company agrees to indemnify the Agent, each Co-Agent, the Arranger and each Bank and hold the Agent, each Co-Agent, the Arranger and each

Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Agent, any Co-Agent, the Arranger or any Bank in connection with any investigative, administrative or judicial proceedings, whether or not the Agent, such Co-Agent, the Arranger or such Bank, as the case may be, shall be designated a party thereto) which may be incurred by the Agent, any Co-Agent, the Arranger or any Bank, relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder, including specifically, without limitation, all liabilities, losses, damages, costs and expenses arising out of a violation of any Environmental Law; provided, that neither the Agent nor any Co-Agent nor the Arranger nor any Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction (IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT, EXCEPT FOR SUCH NEGLIGENCE AS IS SO DETERMINED TO CONSTITUTE GROSS NEGLIGENCE, SUCH INDEMNIFICATION DOES EXTEND TO THE CONSEQUENCES OF THE ORDINARY NEGLIGENCE, WHETHER SOLE OR CONTRIBUTORY, OF THE INDEMNITEE).

                 (c) Within a reasonable period of time after any Person entitled to indemnification under Section 9.03(b) (an "Indemnified Person") receives actual notice of the assertion of any claim or the commencement of any action, or any threatened claim or action, covered by Section 9.03(b), such Indemnified Person shall, if indemnification with respect thereof is to be sought from the Company under Section 9.03(b), notify the Company in writing of such claim or action; provided that the failure to so notify the Company shall not relieve the Company from any liability which the Company may have to the Indemnified Person under Section 9.03(b) unless the obligations of the Company under Section 9.03(b) have been significantly increased as a result of such failure. The Company and such Indemnified Person shall cooperate in the defense of any such claim or action and shall take those actions reasonably within their power to take which are necessary to preserve any legal defenses to such matters. If any such claim or action shall be brought or threatened against an Indemnified Person, so long as no Event of Default exists, the Company shall be entitled to participate in the defense thereof, and, with the consent of such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. Notwithstanding any provision hereof to the contrary, no consent order or settlement shall be entered into in any such claim or action unless both the Company and such Indemnified Person have given their prior written consent thereto, provided that such consent of the Company shall not be required if any Event of Default exists.

                 (d) All obligations of the Company to indemnify or otherwise to make payments to the Agent, any Co-Agent, the Arranger or any Bank provided in this Agreement shall survive any termination of the Commitments and the repayment of the Loans.

                 SECTION 9.04. Sharing of Set-Offs, Etc. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Notes. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

                 SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

                 SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

                 (b) Any Bank may at any time and from time to time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this

Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of
Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                 (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") a proportionate part of all of its rights and obligations under this Agreement and the Notes in an amount which, when added to the amount of the rights and obligations under the Short-Term Credit Agreement contemporaneously assigned by such transferor Bank to such Assignee pursuant to the second proviso to the first sentence of Section 9.06(c) of the Short-Term Credit Agreement, equals $10,000,000 or more (in the case of Sterling Loans, based on the Current Dollar Amount of such Sterling Loans in effect at such time), and such Assignee shall assume such rights and obligations under this Agreement and the Notes, pursuant to an Assignment executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent (which such consents shall not be unreasonably withheld); provided that if an Assignee is an affiliate of such transferor Bank or is another Bank, no such consent of the Company shall be required; provided further that each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the Notes, and the same constant percentage of all rights and obligations of such transferor Bank under the Short-Term Credit Agreement and the notes thereunder shall be contemporaneously assigned by such transferor Bank to such Assignee pursuant to Section 9.06(c) of the Short-Term Credit Agreement. Upon execution and delivery of such instrument (and delivery to the Agent of an Administrative Questionnaire with respect to such Assignee, if such Assignee has not already done so) and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent for its account an administrative fee in the amount of $2,500 for processing such assignment. If the Assignee is not incorporated under the laws of the

United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 2.17. Notwithstanding the first sentence of this subsection (c), a Bank may not make an assignment pursuant to this subsection (c) if after giving effect thereto such Bank would hold less than 1.5% (or until March 29, 1998, 3% in the case of NationsBank, Bank of America National Trust and Savings Association and Union Bank of Switzerland, Houston Agency) of the Commitments (for this purpose such Bank shall be deemed to hold any participating interests granted by such Bank pursuant to subsection (b) above and any rights assigned pursuant to subsection (d) below).

                 (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                 (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section
8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                 SECTION 9.07. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any margin stock (as defined in Regulation G) or any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                 SECTION 9.08. Texas Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Texas.

                 SECTION 9.09. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE OVER IT IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY FINANCING DOCUMENT AND, TO THE FULLEST EXTENT PERMITTED BY LAW, FURTHER AGREES (AND SHALL NOT CONTEST) THAT THE PROPER VENUE FOR FILING AND MAINTAINING ANY SUCH ACTION OR PROCEEDING SHALL BE IN THE STATE OF TEXAS. IN ANY SUCH ACTION OR PROCEEDING, THE COMPANY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS FOR

NOTICES HEREUNDER, OR ANY FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE AND REMEDIES CODE THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON THE COMPANY.

                 SECTION 9.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 SECTION 9.11. WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT, THE CO-AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 SECTION 9.12. COMPLETE AGREEMENT. THIS WRITTEN CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                 SECTION 9.13. Liability of Co-Agents and Arranger. Neither the Arranger nor either Co-Agent, in its capacity as Co-Agent hereunder, shall have any duty or responsibility hereunder.

                 SECTION 9.14. Judgment Currency. The obligations of the Company hereunder and under the Notes to make payments in Dollars or in Sterling (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency except to the extent to which such tender or recovery shall result in the effective receipt by the Banks of the full amount of the Obligation Currency expressed to be payable hereunder and under the Notes, and accordingly such obligations of the Company shall be enforceable as an alternate or additional cause of action for the purpose of recovery in the Obligation Currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and under the Notes and shall not be affected by judgment being obtained for any other sums due under this Agreement and the Notes.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            UNION TEXAS PETROLEUM HOLDINGS, INC.


                            By    /s/M.N. MARKOWITZ
                              --------------------------------------
                                     M.N. Markowitz
                                     Vice President and Treasurer
                                     1330 Post Oak Blvd.
                                     Houston, Texas 77056
                                     Telex number: 762255

Commitments
- -----------

$34,772,727.28              NATIONSBANK OF TEXAS, N.A.


                            By   [ILLEGIBLE]
                              --------------------------------------
                                Authorized Officer


$26,590,909.10              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                            ASSOCIATION


                            By /s/ RICHARD D. BLUTH
                              --------------------------------------
                                Authorized Officer


$26,590,909.10              UNION BANK OF SWITZERLAND, HOUSTON AGENCY


                            By /s/ J. GEORGE KUBOVE
                              --------------------------------------
                                Authorized Officer


                            By /s/ KELLY BOOTS
                              --------------------------------------
                                Authorized Officer

Commitments
- -----------


$20,454,545.45              THE BANK OF NOVA SCOTIA


                            By /s/ F.C.H. ASHBY
                              --------------------------------------
                                Authorized Officer


$20,454,545.45              CHEMICAL BANK


                            By /s/ JAMES H. RENAGE
                              --------------------------------------
                                Authorized Officer


$20,454,545.45              CITIBANK, N.A.


                            By  [ILLEGIBLE]
                              --------------------------------------
                                Authorized Officer


$20,454,545.45              CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                            By /s/ PASCAL POUPELLE
                              --------------------------------------
                                Authorized Officer


$20,454,545.45              THE FIRST NATIONAL BANK OF CHICAGO


                            By /s/ RONALD J. DIERKEN
                              --------------------------------------
                                Authorized Agent


$20,454,545.45              LTCB TRUST COMPANY


                            By  [ILLEGIBLE]
                              --------------------------------------
                                Authorized Officer

Commitments
- -----------



$20,454,545.45              MELLON BANK, N.A.


                            By /s/ E. MARC EDWARDS JR.
                              ---------------------------------------
                                 Authorized Officer


$20,454,545.45              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                            By /s/ VERNON E. FORD JR.
                              ---------------------------------------
                                 Authorized Officer


$20,454,545.45              NATIONAL WESTMINSTER BANK PLC
                            (NEW YORK BRANCH)


                            By /s/ PAUL K. CARTER
                              ---------------------------------------
                                 Authorized Officer


                            NATIONAL WESTMINSTER BANK PLC
                            (NASSAU BRANCH)


                            By /s/ PAUL K. CARTER
                              ---------------------------------------
                                 Authorized Officer


$20,454,545.45              SOCIETE GENERALE, SOUTHWEST AGENCY


                            By [ILLEGIBLE]
                            -----------------------------------------
                                 Authorized Officer


$14,318,181.82              BANK OF TAIWAN


                            By [ILLEGIBLE]
                              ---------------------------------------
                                 Authorized Officer


$14,318,181.82              BANK OF TOKYO, LTD.,  DALLAS AGENCY


                            By [ILLEGIBLE]
                              ---------------------------------------
                                 Authorized Officer

Commitments
- -----------




$14,318,181.82              BANQUE NATIONALE DE PARIS, HOUSTON AGENCY


                            By [ILLEGIBLE]
                              --------------------------------------
                                Authorized Officer


$14,318,181.82              BANQUE PARIBAS, HOUSTON AGENCY


                            By [ILLEGIBLE]
                              --------------------------------------
                                Authorized Officer


                            By [ILLEGIBLE]
                              --------------------------------------
                                Authorized Officer


$14,318,181.82              BANQUE FRANCAISE DU COMMERCE EXTERIEUR


                            By /s/ TIMOTHY L. POLVADO
                              --------------------------------------
                                Authorized Officer


                            By /s/ MARK A. HARRINGTON
                              --------------------------------------
                                Authorized Officer


$14,318,181.82              CHRISTIANIA BANK


                            By [ILLEGIBLE]
                              --------------------------------------
                                Authorized Officer


                            By [ILLEGIBLE]
                              --------------------------------------
                                Authorized Officer

Commitments
- -----------


$14,318,181.82              DEN NORSKE BANK AS


                            By [ILLEGIBLE]
                              --------------------------------------
                                 Authorized Officer


                            By [ILLEGIBLE]
                              --------------------------------------
                                 Authorized Officer


$14,318,181.82              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES


                            By [ILLEGIBLE]
                              --------------------------------------
                                 Authorized Officer


                            By [ILLEGIBLE]
                              --------------------------------------
                                 Authorized Officer


$14,318,181.82              FIRST INTERSTATE BANK OF TEXAS, N.A.


                            By /s/ COLLIE C. MICHAELS
                              --------------------------------------
                                 Authorized Officer


$14,318,181.82              THE MITSUBISHI TRUST & BANKING CORPORATION


                            By [ILLEGIBLE]
                              --------------------------------------
                                 Authorized Officer

Commitments
- -----------


$14,318,181.82                        THE YASUDA TRUST AND BANKING COMPANY,
                                      LIMITED, NEW YORK BRANCH


                                      By [ILLEGIBLE]
                                        ----------------------------------------
                                           Authorized Officer

Total Commitments:  $450,000,000
================================

                                      NATIONSBANK OF TEXAS, N.A., as Agent


                                      By /s/ PAUL A. SQUIRES
                                        ----------------------------------------
                                         Paul A. Squires
                                         Senior Vice President

                                              700 Louisiana Street
                                              Houston, Texas 77002
                                              Telex Number:  163244
                                              Answerback:  NCNBTEXDAL


                                      BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION, as Co-Agent


                                      By /s/ RICHARD D. BLUTH
                                        ----------------------------------------
                                           Authorized Officer


                                      UNION BANK OF SWITZERLAND, HOUSTON
                                      AGENCY, as Co-Agent


                                      By /s/ J. GEORGE KUBOVE
                                        ----------------------------------------
                                           Authorized Officer


                                      By /s/ KELLY BOOTS
                                        ----------------------------------------
                                           Authorized Officer

                                                                      SCHEDULE I


                         COMMITMENT REDUCTION SCHEDULE


      Date                              Maximum Aggregate Commitments
      ----                              -----------------------------
June 30, 2000                                   $415,000,000
September 30, 2000                               380,000,000
December 31, 2000                                345,000,000
March 31, 2001                                           -0-




The following describes the Schedules and Exhibits to the Second Amended and Restated Credit Agreement, which are omitted herein, but which will be furnished upon request:

Schedule II Part A lists the Existing Unrestricted Subsidiaries and Existing Unimar Unrestricted Subsidiaries. Part B lists the Existing Restricted Subsidiaries, Other Restricted Subsidiary and Existing Unimar Restricted Subsidiaries.

Schedule III     Part A describes Liens on ownership interests.
                 Part B describes other existing Liens.

Schedule IV      Describes certain existing restrictions.

Schedule V       Sets forth the Joint Venture Debt Agreements.

Schedule VI      Describes outstanding options.

Schedule VII     Sets forth the notice information for Sterling Loans.

Schedule VIII Sets forth the Facility Fee and Applicable Margin at various Rating Levels.

Exhibit A        Form of Note

Exhibit B        Form of Money Market Quote Request

Exhibit C        Form of Invitation for Money Market Quotes

Exhibit D        Form of Money Market Quote

Exhibit E        Form of Assignment and Assumption Agreement

Exhibit F        Form of Opinion of Counsel to the Company

Exhibit G        Form of Opinion of Special Counsel to the Company

Exhibit H        Form of Opinion of Special Counsel to the Agent